Exhibit 10.5

OFFICE LEASE

645 HARRISON STREET

SAN FRANCISCO

CALIFORNIA

HV- 645 Harrison, Inc.

- LANDLORD -

Twilio, Inc.

- TENANT -

TABLE OF CONTENTS

(Continued)

31.	INTERTIONALLY DELETED	24
32.	AUTHORITY	24
33.	SIGNS AND BUILDING NAME	24
34.	PUBLIC TRANSIT INFORMATION	25
35.	MISCELLANEOUS	26
36.	OPTION TO EXTEND TERM	28
37.	RIGHT TO FIRST NOTICE	30

Exhibit A                 Basic Lease Information

Exhibit B                 Floor Plan

Exhibit C                 Work Letter

Exhibit D                 Rules and Regulations

Exhibit E                  Letter of Credit Rider

OFFICE LEASE

THIS OFFICE LEASE (the “Lease”) is made and entered into as of July 13, 2012, by and between HV-645 Harrison, Inc., a California corporation (herein called “Landlord”), and Twilio, Inc., a Delaware corporation (herein called “Tenant”).

W I T N E S S E T H:

Landlord owns the building and improvements situated at 645 Harrison Street, San Francisco, California (the “Building”), and has agreed to lease to Tenant and Tenant has agreed to lease from Landlord a certain portion of the Building subject to and upon the terms, covenants and conditions set forth herein.

NOW, THEREFORE, Landlord and Tenant hereby covenant and agree as follows:

1.             PREMISES

1.1          Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises in the Building comprising the area substantially as shown on the floor plan or plans attached hereto as Exhibit B, and as more specifically described in the Basic Lease Information attached hereto as Exhibit A (the “Premises”). The term “Building” includes the land upon which the Building stands and the facilities, drives, walkways, plazas and other amenities appurtenant to or servicing the Building. Except as expressly set forth herein and in Exhibit C, Landlord shall deliver the Premises to Tenant in “AS-IS” and “WHERE IS” condition and Landlord makes no representations or warranties as to the compliance of the Building and/or Premises with any Laws (as defined in Article 10), and prior to execution of this Lease, Tenant has undertaken a complete and independent investigation of all such matters. Taking possession of the Premises shall be conclusive evidence that Tenant has accepted the Premises in good and satisfactory condition, subject to the provisions of Exhibit C.

1.2          Pre-Occupancy Access. Tenant shall have a license to access the Premises fourteen (14) days prior to the Commencement Date to allow Tenant to install its data communications equipment, phones and related cabling, and furniture (subject to the terms and conditions of this Lease) and make the Premises ready for Tenant’s use (the “Tenant’s Pre-Occupancy Work” ), provided:

(a)              Tenant shall give to Landlord a written request to have such access not less than three (3) business days prior to the date on which such proposed access will commence (the “Access Notice” ). The Access Notice shall contain or be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a description of and schedule for Tenant’s Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Building and Premises on behalf of Tenant to perform Tenant’s Pre-Occupancy Work or will be supplying materials for such work; (iii) copies of all licenses and permits required in connection with the performance of Tenant’s Pre-Occupancy Work; and (iv) certificates of insurance (in amounts reasonably satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds).

(b)              Such pre-term access by Tenant and Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall be subject to such scheduling as reasonably required by Landlord, provided that Tenant shall be provided access during normal business hours on the dates scheduled by Landlord.

(c)           Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, unreasonably or intentionally interfere with Landlord or Landlord’s agents or representatives, Landlord’s work in the Premises or in other areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or unreasonable or intentional interference, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke such license upon twenty-four (24) hours’ prior written notice to Tenant.

(d)              Any such entry into and occupancy of the Premises, Building or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Base Rent, Excess Taxes, Excess Expenses and other Additional Rent. Except to the extent of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any injury, loss or damage that may occur to any of Tenant’s Pre-Occupancy Work made in or about the Premises or Building or to any property placed therein prior to the commencement of the Term of the Lease including without limitation, any injury, loss or damage caused by Landlord’s active or passive negligence, the same being at Tenant’s sole risk and liability. Subject to Section 13.2, Tenant shall be liable to Landlord for any physical damage to any portion of the Premises or Building caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and/or invitees. In the event that the performance of Tenant’s Pre-Occupancy Work causes extra costs to be incurred by Landlord or requires the use of other Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such other Building services at Landlord’s standard rates then in effect.

2.             TERM

2.1          This Lease shall be for a term specified in the Basic Lease Information (“ Term ”); and the Term shall commence on the date provided for in the Basic Lease Information and shall end on the date provided for therein, unless sooner terminated as provided herein. If Landlord, for any reason whatsoever, fails to deliver possession of the Premises to Tenant on or prior to the date set forth in the Basic Lease Information for the commencement of the Term, then the following provisions shall apply: (i) the Term shall not commence on the date set forth above but shall commence on a date that Landlord delivers possession of the Premises to Tenant; (ii) neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, except that the Term shall begin on the date that Landlord delivers possession of the Premises to Tenant; and (iii) Tenant shall have no claim against Landlord because of Landlord’s failure to deliver possession of the Premises on the date originally stated, except as otherwise expressly provided in this Lease. If Landlord tenders possession of the Premises to Tenant prior to the date specified for the commencement of the Term and Tenant chooses to accept such possession, then the Term and Tenant’s obligations under the Lease shall commence on the date that Tenant accepts such possession, but in no event shall the Expiration Date be advanced by such early possession. The dates upon which the Term shall commence and terminate pursuant to this Article 2 are herein called the “Commencement Date” and the “Expiration Date,” respectively. In the event the Commencement Date differs than that provided in the Basic Lease Information. the parties shall enter into a supplementary agreement identifying the Commencement Date and the Expiration Date immediately after the Commencement Date.

Notwithstanding the foregoing, if through no fault, action or inaction of Tenant, the Commencement Date has not occurred by March 1, 2013, Tenant shall be entitled to a credit against Base Rent equal to One Thousand Dollars ($1,000.00) per day beyond March 1, 2013. If through no fault, action or inaction of Tenant, the Commencement Date has not occurred as of April 1, 2013, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord no later than April 5, 2013. If Tenant does not deliver a notice of termination by April 5, 2013, Tenant shall continue to accrue a credit against Base Rent equal to One Thousand Dollars ($1,000.00) per day through the earlier of the Commencement Date or April 30, 2013. If through no fault, action or inaction of Tenant, the Commencement Date has not occurred as of May 1, 2013, Tenant shall have the right to terminate this

Lease by written notice delivered to Landlord no later than May 5, 2013. If Tenant does not elect to terminate by May 5, 2013, Tenant shall be bound to accept the Premises when delivered by Landlord with total rent credits of Sixty One Thousand Dollars ($61,000), as full and final compensation to Tenant for any delayed delivery. Upon termination by Tenant on the terms provided herein, Landlord shall within thirty (30) days after receipt of notice of termination, return the Security Deposit to Tenant and shall also pay Tenant the amount of rent credits earned as of the date that the termination right arose ($30,000 for termination arising from April 1, 2013 termination date, or $61,000 for termination arising from May 1, 2013 termination date) as liquidated damages, and as full and final compensation to Tenant for any delayed delivery.

2.2.            Landlord will perform the work substantially as set forth in Exhibit C (“Landlord’s Work”) subject to receipt of permits and all necessary approvals by the required government agencies.

3.          RENT; ADDITIONAL CHARGES

3.1          Tenant shall pay to Landlord during the Term the annual Base Rent specified in the Basic Lease Information (“Base Rent”), which sum shall be payable by Tenant in equal consecutive monthly installments on or before the first (1st) day of each month of the Term commencing on the first (1st) day of the first month of the Term in advance, at the address specified for Landlord in the Basic Lease Information, or at such other place as Landlord shall designate, without any prior demand and without any deduction or setoff whatsoever; provided, Tenant shall deliver to Landlord, upon issuance of a building permit for the Tenant Improvements set forth in Exhibit C, Base Rent for the first (1st) month that Base Rent is due under the Lease. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the rental for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month.

3.2          Tenant shall pay to Landlord all charges and other amounts required under this Lease as additional rent hereunder (“Additional Charges”), including without limitation the charges for Excess Taxes and Expenses provided for in Article 4. All such amounts and charges shall be payable to Landlord at the place where the Base Rent is payable. Landlord shall have the same remedies for a default in the payment of any Additional Charges as for a default in the payment of Base Rent.

3.3          Tenant recognizes that late payment of any Base Rent or Additional Charges will result in additional administrative expense to Landlord and will impair Landlord’s ability to meet its obligations with respect to the Building and otherwise, the exact extent of which additional expenses and impairment will be extremely difficult or impractical to determine. Tenant therefore agrees that if any Base Rent and/or Additional Charges remain unpaid for a period of five (5) days after the date the same is due, the amount of such unpaid Base Rent and/or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) of the amount of the past due Base Rent and/or Additional Charges. The amount of the late charge to be paid to Landlord by Tenant on any delinquent Base Rent and/or Additional Charges shall be reassessed and added to Tenant’s obligation for each successive monthly period accruing after the date on which the late charge is initially imposed until such late charge and all delinquent Base Rent and Additional Charges have been paid in full by Tenant. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of any such late payment by Tenant. The provisions of this Section 3.3 in no way relieve Tenant of the obligation to pay Base Rent or Additional Charges on or before the date on which they are due, nor do the terms of this Section 3.3 in the any way affect Landlord’s remedies pursuant to Article 17 in the event any Base Rent or Additional Charges are unpaid after the due date.

4.             ADDITIONAL CHARGES FOR EXPENSES AND REAL ESTATE TAXES

4.1          For purposes of this Article 4, the following terms shall have the meanings hereinafter set forth:

(a)           “Tenant’s Share” shall mean the percentage figure so specified in the Basic Lease Information. The rentable area of the Premises specified in the Basic Lease Information is conclusive and binding upon Tenant. Tenant’s Share has been computed by dividing the rentable area of the Premises by the total rentable area of the Building. The total rentable area of the Building and the rentable area of the Premises has been calculated according to those standards promulgated by the Z65.1–1996 standards of the Building Owners’ and Managers’ Association and is not subject to change.

(b)           “Tax and Expense Year” shall mean each twelve (12) consecutive month period commencing January 1st of each year or partial year during the Term, provided that Landlord, upon notice to Tenant, may change the Tax and Expense Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant’s Share of Taxes and Expenses shall be equitably adjusted for the Tax and Expense Years involved in any such change.

(c)           “Taxes” shall mean all taxes, assessments, fees, impositions and charges levied upon or with respect to the Building, any personal property of Landlord used in the operation of the Building, or Landlord’s interest in the Building. Taxes shall include, without limitation and whether now existing or hereafter enacted or imposed, all general real property taxes, all general and special assessments, all charges, fees and levies for or with respect to transit, housing, police, fire or other governmental or quasi-governmental services or purported benefits to or burdens attributable to the Building or any occupants thereof, all service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building or any occupants thereof, on the use or occupancy of the Building, on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord or the Building by the United States of America, the State of California, the City and County of San Francisco, or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may now or hereafter be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include any franchise, transfer or inheritance or capital stock taxes, or any income taxes measured by the net income of Landlord from all sources, unless due to a change in the method of taxation any such taxes are levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Tax. Taxes shall also include reasonable legal fees and other costs and disbursements incurred by Landlord in connection with proceedings to contest, determine or reduce Taxes.

(d)           “Expenses” shall mean (1) all costs of management, operation, maintenance and repair of the Building, including without limitation janitorial, maintenance, security guard and other service contracts; charges for heat, light, power, water, sewer and waste disposal and other utilities furnished by Landlord and not otherwise billed directly to Tenant by Landlord; materials, supplies, equipment, and tools; costs for maintenance, replacement and repairs; insurance premiums and deductibles, and license, permit and inspection fees; the fair market rental value of Landlord’s and the property manager’s offices in the Building; wages, salaries, employee benefits and payroll costs of personnel engaged in the management, operation and maintenance of the Building; fees, charges and other costs, including, without limitation, reasonable management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs any such services in connection with the Building; (2) the cost of any capital improvements made to the Building after its construction that reduce other Expenses or made to the Building after the date of this Lease as a result of governmental orders, ordinances, codes, rules and regulations that were inapplicable to the Building at the time permits for its construction were obtained, such cost to be amortized over the useful life of such item as Landlord shall reasonably determine, together with interest on the unamortized balance at a rate equal to ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such improvements; and (3) any other expenses of any kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building (other than Taxes and any services for which Landlord is separately or directly reimbursed by Tenant or other tenants of the Building). The computation of Expenses shall be made in accordance with generally accepted accounting principles. Expenses shall be adjusted to reflect a ninety-five percent (95%) occupancy of the Building during any period in which the Building is not at least ninety-five percent (95%) occupied.

Expenses shall not include: (i) costs or fees associated exclusively with leasing other portions of the Building to tenants; (ii) depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest; (iii) costs for which Landlord has been reimbursed by any tenant or occupant of the Building or by any insurance carrier; (iv) any bad debt loss or rent loss; (v) wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent working for the Building; (vi) rental expenses incurred in leasing equipment which if purchased would be excluded from Expenses as a capital cost, with the exception of rental expenses for equipment which is not affixed to the Building, and rental expenses for equipment used to remedy or address an emergency or short-term condition in the Building; (vii) costs associated with the maintenance of the corporate structure of Landlord, or any business, professional fees, or costs incurred by Landlord which are not associated with Landlord’s business as it relates to the operation of the Building; (viii) overhead and profit paid by Landlord to its subsidiaries or affiliates to the extent the same exceed overhead and profit which would have been paid to a qualified, first-class unaffiliated third party for the same work and which must be established by two (2) separate bids from unbiased third parties jointly agreed-upon by both Landlord and Tenant; (ix) reserves; and (x) costs incurred with removal of hazardous materials which existed at the Building as of the Commencement Date.

(e)           “Excess Taxes” shall mean, with respect to any Tax and Expense Year, the amount, if any, by which Taxes for such Tax and Expense Year exceed the amount of Taxes for the Base Year specified in the Basic Lease Information.

(f)            “Excess Expenses” shall mean, with respect to any Tax and Expense Year, the amount, if any, by which Expenses for such Tax and Expense Year exceed the amount of Expenses for the Base Year specified in the Basic Lease Information.

4.2          Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Tenant’s Share of the Excess Taxes and the Excess Expenses for each Tax and Expense Year or portion thereof following the Base Year on or before the first day of each month during such Tax and Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right to revise such estimates from time to time and Tenant shall thereafter make payments hereunder on the basis of such revised estimates. With reasonable promptness after the end of each Tax and Expense Year, Landlord shall submit to Tenant a statement showing the actual amount which should have been paid by Tenant with respect to Excess Taxes and Excess Expenses for the past Tax and

Expense Year, the amount thereof actually paid during that year by Tenant and the amount of the resulting balance due thereof, or overpayment thereof, as the case may be. Within one hundred twenty (120) days after receipt by Tenant of said statement, but only upon four (4) days’ prior written notice, Tenant shall have the right in person to inspect at Landlord’s office during normal business hours Landlord’s books and records showing the Taxes and Expenses for the Building for the Tax and Expense Year covered by said statement. Said statement shall become final and conclusive between the parties, their successors and assigns as to the matters set forth therein unless Landlord receives written objections with respect thereto within sixty (60) days after Tenant is provided access to inspect the books and records. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant’s receipt thereof; and any overpayment shall be immediately credited against Tenant’s obligation to make monthly payments for Excess Taxes and Excess Expenses for the then current Tax and Expense Year, or, if by reason of any termination of the Lease no such obligation exists, any such overpayment shall be refunded to Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to the statement rendered by Landlord to Tenant pursuant to the terms hereof because of any objection which Tenant may raise with respect thereto; and Landlord shall immediately credit any overpayment found to be owing to Tenant against Tenant’s Share of Excess Taxes and Excess Expenses for the then current Tax and Expense Year (and future calendar years, if necessary) upon the resolution of said objection, or, if at the time of the resolution of said objection the Term has expired, Landlord shall refund to Tenant any overpayment found to be owing to Tenant. If the Expiration Date shall occur on a date other than the last day of a Tax and Expense Year, Tenant’s Share of Excess Taxes and Excess Expenses for the Tax and Expense Year in which the Expiration Date occurs shall be in the proportion that the number of days from and including the first day of the Tax and Expense Year in which the Expiration Date occurs to and including the Expiration Date bears to 365.

5.             CONDUCT OF BUSINESS BY TENANT

5.1          Tenant shall use the Premises during the Term of this Lease solely for general office use and for no other use or uses without the prior written consent of Landlord, which Landlord may give or withhold in Landlord’s sole discretion.

5.2          Tenant shall not use or occupy or permit the use or occupancy of the Premises or any part thereof for any use other than the use specifically set forth in Section 5.1, or in any manner that would conflict with the provisions of this Lease or that, in Landlord’s reasonable judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical provision of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant thereof, or that would conflict with or violate any permit or certificate of occupancy or completion required or issued for the Premises or any other part of the Building.

6.             COMMON AREA AND BUILDING CHANGES

Tenant shall have a non-exclusive right to use, and permit its invitees to use, the areas of the Building designated by Landlord as common areas. The manner in which the common areas are maintained and operated and the expenditures for the maintenance and operation of the common areas shall be at the sole discretion of Landlord, and the use of such areas and any facilities shall be subject to the Rules and Regulations. The term “common areas” shall mean the truckways, loading docks, hallways, lobbies, corridors, delivery areas, elevators and stairs not contained in any of the leased areas of the Building, public bathrooms and comfort stations and all other areas or improvements that may be provided by Landlord for the convenience and use of the tenants of the Building and their respective agents, employees, customers and invitees, and any other licensees and invitees of Landlord. Landlord reserves the right, from time to time, to utilize portions of the common areas for entertainment, displays, the leasing of kiosks and other retail sales locations, or such other uses that, in Landlord’s judgment, tend to promote the character or attractiveness of the Building. Landlord further reserves the right, at any time and from time to time to make alterations, additions, repairs or improvements to or in or decrease the size or area of all or any part of the Building (except for the Premises), the fixtures and equipment therein, the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life safety, security and other mechanical systems of the Building (herein called “Building Systems”), the common areas and all other parts of the Building, and to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided that such changes will not materially adversely affect Tenant’s operations in the Premises. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. Landlord has the right to change the Building’s name or address. Landlord also has the right to make such other changes to Building as Landlord deems appropriate, provided the changes do not materially affect Tenant’s ability to use the Premises for the normal conduct of Tenant’s business. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord’s employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes, earthquakes and civil disturbances. A closure of the Building under such circumstances shall neither constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

7.             ALTERATIONS AND TENANT’S PROPERTY

7.1          Tenant shall not make or permit any alterations to the Building Systems; and shall not make or permit any alterations, additions or improvements, structural or otherwise (herein collectively called “Alterations”), in or to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Landlord shall have the right to deny consent to any Alteration in the event, among other reasons, such Alteration affects the Building Systems, exterior appearance of the Building, structural portions of the Building, or future value of the Premises. Unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing or damaging the Premises may be installed without Landlord’s consent. All Alterations shall be done at Tenant’s expense, in accordance with all Laws and plans and specifications approved by Landlord, in a good and workmanlike manner and after the receipt of all permits and approvals, at such times and in such manner as Landlord may designate, only by such contractors or mechanics as are approved by Landlord, and subject to all other conditions which Landlord may in its sole discretion impose, including without limitation Tenant obtaining such insurance coverage as Landlord may require. Tenant shall reimburse Landlord upon demand for Landlord’s reasonable out-of-pocket expenses incurred by Landlord in connection with any Alterations made by Tenant, including, without limitation, a reasonable apportionment of salaries of existing employees, and any fees charged by Landlord’s contractors to review plans and specifications prepared by Tenant. Upon completion, Tenant shall furnish “as-built” plans, completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws, including, without limitation, the Americans with Disabilities Act. Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant’s use.

7.2          Except as provided below, all appurtenances, fixtures, improvements, equipment, additions, and other property attached to or installed in the Premises at the commencement of or during the

Term, whether or not pursuant to the Work Letter or by or on behalf of Tenant, and whether or not at Tenant’s expense, shall be and remain the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article 7 expressly provided. All furniture, trade fixtures, furnishings and articles of movable personal property installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without structural or other material damage to the Building (all of which are herein called “Tenant’s Property”) shall be and remain the property of Tenant and may be removed by it at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant or any person or entity entitled to remove it shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which is a replacement for such items originally provided by Landlord at Landlord’s expense shall not be considered Tenant’s Property.

7.3          Upon the Expiration Date or earlier termination of this Lease, Tenant shall remove from the Premises all of Tenant’s Property except such items as the parties shall have agreed are to remain and to become the property of Landlord. Tenant shall remove any Alterations which Landlord required to be removed upon its approval of the Alteration. In each instance, Tenant at its sole cost and expense shall repair any damage to the Premises or the Building resulting from such removal. Tenant’s obligations under this Section 7.3 shall survive the termination of this Lease. Any items of Tenant’s Property which shall remain in the Premises after the Expiration Date of this Lease may, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant’s expense in such manner as Landlord may see fit.

7.4          Notwithstanding anything to the contrary contained herein, Tenant shall, prior to the expiration of this Lease, at Tenant’s expense and in compliance with the National Electric Code and other applicable Laws, remove all electronic, fiber, phone and data cabling and related equipment that has been installed by or for the benefit of Tenant in or around the Premises (collectively, the “Cabling”); provided, however, Tenant shall not remove such Cabling if Tenant receives a written notice from Landlord at least fifteen (15) days prior to the expiration of the Lease authorizing such Cabling to remain in place, in which event the Cabling shall be surrendered with the Premises upon the expiration or earlier termination of this Lease. All Alterations except those which Landlord requires Tenant to remove, shall remain in the Premises as the property of Landlord.

8.             REPAIRS AND MAINTENANCE

8.1          Landlord shall repair and maintain the structural portions of the Building, the Building Systems and the common areas of the Building, provided that, subject to Section 13.2, Tenant shall be obligated to reimburse Landlord for any such repair or maintenance if necessitated or occasioned by the acts, omissions or negligence of Tenant or any person or entity claiming through or under Tenant, or any of their servants, employees, contractors, agents, customers, visitors or licensees, or by the condition of the Premises, or by the use or occupancy of the Premises by Tenant or any such person or entity. Tenant shall take good care of the Premises and, at Tenant’s sole cost and expense, shall make all repairs and replacements that are not Landlord’s express responsibility under this Lease, as and when Landlord deems necessary, to preserve the Premises in good working order and in a clean, safe and sanitary condition reasonable wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building, (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. Tenant hereby waives and releases any right it may have to make repairs at Landlord’s expense under Sections

1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

8.2          All repairs and replacements by Tenant shall be made and performed: (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials which will not interfere with or impair the operations of the Building Systems or the use and occupancy of the common areas of the Building or the premises of any other tenant of the Building, and (e) in accordance with the Rules and Regulations for the Building adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises. Tenant shall reimburse Landlord upon demand for Landlord’s reasonable out-of-pocket expenses incurred in connection with any repairs or replacements required to be made by Tenant, including, without limitation, a reasonable apportionment of salaries of existing employees, and any fees charged by Landlord’s contractors to review plans and specifications prepared by Tenant. If Landlord gives Tenant notice of the necessity of any repairs or replacements required to be made under Section 8.1 and Tenant fails to commence diligently to effect the same within ten (10) days thereafter, Landlord may proceed to make such repairs or replacements; and the expenses incurred by Landlord in connection therewith, together with an amount equal to fifteen percent (15%) of the total cost of such expenses to reimburse Landlord for its administrative and managerial time and effort, shall be due and payable from Tenant upon demand.

9.             LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause same to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including without limitation reasonable counsel fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises and the Building, and any other party having an interest therein, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days prior written notice of commencement of any repair or construction on the Premises.

10.          COMPLIANCE WITH LAWS AND HAZARDOUS MATERIALS

10.1        Definitions.

(i)            “Hazardous Materials” shall mean (i) any substance (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls

(PCBs), asbestos, radon and urea formaldehyde foam insulation; and (ii) any Mold Conditions (as defined in Section 10.8).

(ii)           “Environmental Requirements” shall mean all present and future local, state or federal law, ordinance, rule, regulation, code or order of any governmental entity or insurance requirement (including, without limitation, orders, permits, licenses, approvals, authorization and other requirements of any kind) applicable to Hazardous Materials.

(iii)          “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials.

(iv)          “Environmental Losses” shall mean all liabilities, claims, judgments, losses, costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises.

10.2        Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, including without limitation, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof all regulations and guidelines related thereto and all requirements of Title 24 of the State of California (collectively, the “Laws”), regarding the operation of Tenants business and the use, condition, configuration and occupancy of the Premises. Tenant shall not be liable or responsible for correction of any conditions in the Premises or Building which existed as of the Commencement Date, and which are later determined to constitute a violation of the Laws. Tenant, within ten (10) days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of such insurance or otherwise affect such insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, Statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by alterations or improvements made by Tenant or Tenants use of the Premises.

10.3        No Hazardous Materials shall be handled by Tenant at or about the Premises without Landlord’s prior written consent, which consent may be granted, denied or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in a general office use, may be used and stored at the Premises without Landlord’s prior written consent (“Permitted Hazardous Materials”), provided that Tenant’s activities at or about the Premises and the Handling by Tenant of all such Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the term of the Lease, Tenant shall promptly remove from the Premises all Hazardous Materials Handled by Tenant at the Premises. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for compliance with all of the provisions of this Article 10 by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Article 10 (including its indemnification obligations under Section 10.6 below) shall survive the expiration or termination of the Lease.

10.4        Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and approved in writing in advance by Landlord. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises. If any lien attaches to the Premises in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand.

10.5        Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time upon reasonable notice (i) to confirm Tenant’s compliance with the provisions of this Article 10, and (ii) to perform Tenant’s obligations under this Article 10 if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Article 10. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

10.6        To the fullest extent allowed under applicable law, Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its directors, officers, shareholders, employees, agents and representatives from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Premises or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises. The obligations of Tenant under this Article shall survive the expiration or sooner termination of this Lease. Landlord acknowledges that Tenant shall not be responsible for, and the duty to indemnify does not include, Environmental Losses arising out of conditions in the Premises which existed as of the Commencement Date (“Pre-existing Conditions”), or which exist at any time in other areas of the Building and which do not arise out of Tenant’s conduct (“Conditions Outside of Premises”). Landlord shall indemnify, defend and hold harmless Tenant and its directors, officers, shareholders, employees, agents and representatives from all Environmental Losses arising out of Pre-existing Conditions or Conditions Outside of the Premises.

10.7        Landlord shall deliver the Premises to Tenant in compliance with the Americans with Disabilities Act (“ADA”). Tenant, at Tenant’s sole cost and expense, shall be responsible for and Landlord shall have no responsibility or liability for, any alterations, modifications or improvements to the

Premises and/or Building and the acquisition of any auxiliary aids required under the ADA after delivery of the Premises, including all alterations, modifications or improvements to the Premises required, directly or indirectly: (i) as a result of the use or occupancy of the Premises by Tenant; (ii) as a result of Tenant (or any subtenant, assignee or concessionaire) being a Public Accommodation (as such term is defined in the ADA); (iii) as a result of the Premises being a Commercial Facility (as said term is defined in the ADA); (iv) as a result of any leasehold improvements, alterations or additions made to the Premises by or on behalf of Tenant or any subtenant, assignee or concessionaire (whether or not Landlord’s consent to such leasehold improvements or alterations was obtained); and/or (v) as a result of the employment by Tenant (or any subtenant, assignees or concessionaires) of any individual with a disability. Any Alterations to be constructed by Tenant shall be in compliance with the requirements of the ADA. Tenant shall be solely responsible for ensuring that the design of the Alterations comply with all requirements of the ADA. Except as otherwise expressly provided in this Section 10.7, Tenant shall be responsible at its sole cost and expense for fully and feithfully complying with all applicable requirements of the ADA pertaining to Tenant’s use and improvement of the Premises. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall and hereby agrees to indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and Cresleigh Management, Inc., harmless from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease. Landlord and Tenant further acknowledge and agree that, Tenant shall promptly (i) notify Landlord in writing of such requirement(s), (ii) Tenant shall perform such work promptly and in accordance with all Laws as an Alteration and (iii) Tenant shall be solely responsible for the payment of any and all costs, expenses, fees and charges required to be expended to perform all of such work. With respect to the use restrictions set forth in the Lease, and the restrictions on assignments and subletting set forth in the Lease, it is hereby specifically understood and agreed that Landlord shall have no obligation to consent to or permit the use of the Premises or an assignment of the Lease or a sublease of all or a portion of the Premises (collectively herein a “Use Change”) if such Use Change would require the making of any alterations, modifications or improvements to the Premises or Building, or the acquisition of any auxiliary aids under the ADA, unless Tenant performs all such acts and satisfies Landlord’s requirements for financial responsibility for the costs of such compliance, which requirements may include, by way of example, posting of a completion bond or establishment of an escrow account.

10.8        Mold.

(i)            Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, “Mold Prevention Practices”). Tenant shall, at its sole cos; and expense, keep and maintain the Premises in good order and condition in accordance with the Mold Prevention Practices and acknowledges that the control of moisture and prevention of mold within the Premises are integral to its obligations under the Lease.

(ii)           Tenant, at its sole cost and expense, shall (a) regularly monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise to or be attributed to mold including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks, or any other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”); and (b) immediately notify Landlord in writing if it observes, suspects, has reason to believe mold or Mold Conditions are present in, at, or about the Premises.

(iii)          In the event of suspected mold or Mold Conditions in, at, or about the Premises and surroundings areas, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present in, at, or about the Premises.

(iv)          Tenant releases and relieves Landlord from any and all liability for bodily injury and damage to property, waives any and all claims against Landlord, and assumes all risk of personal injury and property damage related to or allegedly caused by or associated with any mold or Mold Conditions, arising after the Commencement Date, in or on the Premises unless the mold or Mold Conditions arise from the conduct of another tenant or from areas outside of the Premises.

11.          SUBORDINATION

Upon lease execution, Landlord shall provide Tenant with a commercially reasonable form of SNDA executed by any lender with a current secured interest against the Building. Without the necessity of any document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, and to the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Premises, ground leases or underlying leases, or Landlord’s interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. The provisions of this Article 11 shall be self-operative and no further instrument shall be required. Tenant covenants and agrees, however, to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases, the lien of any such mortgage or deed of trust or any reciprocal easement agreements. Upon any sale of the Building, or refinance of any loan secured by the Building, Landlord agrees to use its best efforts to obtain an executed SNDA from any new lender.

12.          INABILITY TO PERFORM

If Landlord is unable to perform or make, or is delayed in performing or making, any construction, installations, decorations, repairs, alterations, additions or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease or any collateral instrument, by reason of acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Landlord’s reasonable control, or if Landlord enters the Premises or makes any improvements, alterations, additions, repairs or restoration to the Premises, the Building or any portion thereof subject to and in accordance with any provision of this Lease, then no such inability or delay by Landlord and no such entry or work by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Charges, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant’s business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. Tenant hereby waives and releases any right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

13.          DAMAGE AND DESTRUCTION

13.1        If the Premises or the Building is damaged by fire or other casualty, Landlord shall forthwith repair such damage, subject to the provisions of this Section 13.1, if, in Landlord’s judgment, such repairs can be made within one hundred eighty (180) days after the date of such damage; provided, however the repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair or replace (i) any damage by fire or other cause to Tenant’s Property, paneling, decorations, railings or floor coverings, or to any Alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant or (ii) any damage caused by the negligence of Tenant, its contractors, agents, licensees or employees. During the making of such repairs by Landlord this Lease shall remain in full force and effect, except that if the damage is not the result of any act, neglect, default or omission of Tenant, its agents, employees or invitees, Tenant shall be entitled to a reduction of Base Rent and Additional Charges while such repair is being made in the proportion that the rentable area of the Premises rendered untenantable by such damage bears to the total rentable area of the Premises. Within forty five (45) days after the date of such damage, Landlord shall notify Tenant whether or not such repairs can be made within one hundred eighty (180) days after the date of such damage (“Damage Notice”) and Landlord’s determination thereof shall be binding on Tenant. If such repairs cannot be made within one hundred eighty (180) days from the date of such damage, Landlord shall have the option within sixty (60) days after the date of such damage either to: (a) notify Tenant of Landlord’s intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the Base Rent and Additional Charges shall be reduced as provided herein; or (b) notify Tenant of Landlord’s election to terminate this Lease as of the date specified in the notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given. If the Damage Notice states that such repairs cannot be made within one hundred eighty (180) days from the date of such damage and the damage is such that it substantially handicaps, impedes or impairs Tenant’s ability to conduct its business in the Premises, Tenant shall have the option within thirty (30) days after the date of such damage to terminate this Lease. If the repairs are not substantially completed within the later of (x) one hundred eighty (180) days or (y) the estimated restoration period originally given by Landlord, and the condition of the Premises is such that it substantially handicaps, impedes or impairs Tenant’s ability to conduct its business in the Premises, Tenant shall have the option to terminate this Lease and must provide notice of the same to Landlord within fourteen (14) business days of the expiration of such restoration period, or such termination right is waived. In the event that such notice to terminate is given as provided above, this Lease shall terminate on the date specified in such notice. In case of termination, the Base Rent and Additional Charges shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises as reasonably determined by Landlord, and Tenant shall pay such reduced Base Rent and Additional Charges up to the date of termination. Landlord agrees to refund to Tenant any Base Rent and Additional Charges previously paid for any period of time subsequent to such date of termination. Landlord shall also have the right to terminate this Lease if; (1) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (2) the Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the casualty; (3) any mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (4) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within sixty (60) days after the date of the casualty. Tenant hereby waives the provisions of Section 1932, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California.

13.2        Landlord and Tenant hereby waive any right that each may have against the other on account of any loss or damage arising in any manner which is covered by policies of insurance (or which policies are required to be maintained) for fire and extended coverage, public liability, workmen’s compensation and other insurance existing during the Term of this Lease. Landlord and Tenant agree that neither party’s insurers shall hold any right of subrogation against the other party, and Landlord and Tenant agree to have their respective insurers include such waiver in any policy of insurance that applies to the Building or the Premises, the contents therein or the use and occupancy thereof.

14.          EMINENT DOMAIN

14.1        If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises. Landlord shall also have the right to terminate this Lease if there is a taking of any portion of the Building which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building’s use prior to the taking. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided that Landlord shall have no claim to any portion of the award that is specifically allocable to Tenant’s relocation expenses or the interruption of or damage to Tenant’s business or the value of any Alterations which Landlord required to be removed upon expiration of the term. In the event of a termination of this Lease, the Base Rent and Additional Charges thereafter to be paid shall be equitably reduced. Tenant hereby waives any rights it may have under Sections 1265.120 or 1265.130 of the California Code of Civil Procedure. If this Lease is not terminated, the rentable square footage of the Building, the rentable square footage of the Premises and Tenant’s Share shall, if applicable, be appropriately adjusted.

14.2        Notwithstanding any other provision of this Article 14, if a taking occurs with respect to all or any portion of this Premises for a limited period of time, this Lease shall remain unaffected thereby and Tenant shall continue to pay Base Rent and Additional Charges and to perform all of the terms, conditions and covenants of this Lease. In the event of any such temporary taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term up to the total Base Rent and Additional Charges owing by Tenant for the period of the taking, and Landlord shall be entitled to receive the balance of any award.

15.          ASSIGNMENT AND SUBLETTING

15.1        Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold estate hereunder (collectively, “Assignment”), or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, ‘‘Sublease”) without Landlord’s prior written consent in each instance.

15.2        If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (a) the name of the proposed assignee or sublessee, (b) the terms and provisions of the proposed Assignment or Sublease, and (c) such financial information concerning the proposed assignee or sublessee as Landlord may reasonably request (“Tenant’s Notice”).

15.3        At any time after Landlord’s receipt of Tenant’s Notice, Landlord may elect to (a) in the event that the Tenant’s Notice proposes a Sublease of the entire Premises for any duration, or an Assignment, terminate this Lease, (b) consent to the Sublease or Assignment, or (c) disapprove the Sublease or Assignment; provided, however, that if Landlord elects not to exercise the option set forth in clause (a) above, Landlord shall not unreasonably withhold its consent to the Assignment or Sublease. If Landlord elects to terminate this Lease pursuant to clause (a), Tenant may elect in writing delivered to the Landlord to rescind its request for consent within ten (10) business days, and upon such written rescissions of its request, the termination shall be null and void. As a condition for granting its consent to any Assignment or Sublease, Landlord may require that Tenant agree pay to Landlord fifty percent (50%) of the amount by which the sums payable to Tenant in connection with such Assignment or Sublease exceed the Base Rent payable by Tenant to Landlord (or a proportionate amount of such Base Rent representing a portion of the Premises subject to a Sublease or Assignment if less than the entire Premises is subject to a Sublease or Assignment). In the event Landlord exercises this right, Tenant shall be entitled to recapture brokerage fees, legal fees, free rent and improvement costs associated with the Sublease or Assignment (“Transfer Expenses”) up to one dollar per rentable square foot for the remainder of the lease term. Tenant’s recapture of the Transfer Expenses shall be spread proportionately over the remaining term of the Lease and will be applied against the amount payable to Landlord. If Landlord consents to the Sublease or Assignment, Tenant may within ninety (90) days after Landlord’s consent, but not later than the expiration of said ninety (90) days, enter into such Assignment or Sublease of the Premises or portion thereof, upon the terms and conditions set forth in Tenant’s Notice.

15.4        No consent by Landlord to any Sublease or Assignment by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease. Any Sublease or Assignment that is not in compliance with this Article 15 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of any Base Rent or other payments by Landlord from a proposed assignee or sublessee shall not constitute consent to such Sublease or Assignment by Landlord.

15.5        An Assignment or a Sublease of all or a portion of the Premises (A) to an entity which owns more than fifty (50%) of Tenant, or of which Tenant owns more than fifty percent (50%) or which is owned and controlled by the same entities as Tenant; (B) arising out of the sale of an ownership interest in Tenant; (C) to an entity that acquires all or substantially all of the ownership interests or assets of Tenant; or (D) to an entity resulting from a merger or consolidation of Tenant (“Permitted Transferees”) shall not require Landlord’s consent pursuant to Section 15.3 provided that (i) Tenant is not in default, (ii) the Assignment or Sublease is not a subterfuge by Tenant to avoid its obligations under the Lease; and (iii) such Permitted Transferee is of a character and reputation consistent with the quality of the Building. All other provisions of Article 15 apply to an Assignment or Sublease to a Permitted Transferee.

15.6        Each assignee, sublessee or other transferee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Charges, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed; provided, however, that any sublessee shall be liable to Landlord for Base Rent only in the amount set forth in the Sublease. No

Assignment shall be binding on Landlord or effective unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by such assignee satisfactory in substance and form to Landlord, but the failure or refusal of such assignee to execute such instrument of assumption shall not release or discharge such assignee from its liability as set forth above, and no Assignment or Sublease shall be binding on Landlord or effective until Tenant, Landlord and the assignee or subtenant execute and deliver to the others Landlord’s form of consent. Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with any proposed Sublease or Assignment, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or sublessee and legal costs incurred in connection with the granting of any requested consent.

16.          SERVICES AND UTILITIES

16.1        Landlord will furnish the following services to Tenant: (i) cleaning services, normal and usual in a first class office building, on Monday through Friday, except that shampooing and replacement of carpet as required by Tenant shall be Tenant’s expense; (ii) automatically operating elevator service available in accordance with the Rules and Regulations, public stairs, electrical current for lighting, incidentals, and normal office use, and water at those points of supply provided for the general use of tenants at all times and on all days throughout the year; (iii) heat and air conditioning sufficient for an occupancy of 125 square feet per person on Monday through Friday from 9:00 A.M. to 8:00 P.M. and on Saturday from 10:00 A.M. to 2:00 P.M. (except, however, on legal holidays and any other generally recognized holidays which Landlord may designate); and (iv) an access control system. Landlord shall also furnish heat and air conditioning at such other times as are not provided for herein, provided Tenant gives written request to Landlord before 2:00 P.M. of the business day preceding the extra usage, and provided Tenant pays Landlord’s costs of furnishing such heat or air conditioning.

16.2        Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

16.3        No electric current shall be used except that furnished or approved by Landlord, nor shall electric cable or wire be brought into the Premises, except upon the written consent and approval of the Landlord. Tenant shall use only office machines and equipment that operate on the Building’s standard electric circuits, but which in no event shall overload fee Building’s standard electric circuits from which the Tenant obtains electric current. Any consumption of electric current in excess of usual, normal and customary business office use, with an acknowledgement of Tenant’s anticipated high density use of the Premises, or which require special circuits or equipment (the installation of which shall be at Tenant’s expense after approval in writing by the Landlord), shall be paid for by the Tenant as an Additional Charge payable to Landlord upon demand in an amount to be determined by Landlord, based upon Landlord’s estimated cost of such excess electric current consumption. If Tenant shall require water, electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space, Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed by Tenant. Tenant agrees to pay Landlord upon demand by Landlord for all such water, electric current or other resource consumed, as shown by any such meter, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed. The cost of any such meters and of installation, maintenance, and repair thereof shall also be paid for by Tenant.

16.4        Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by construction, repairs or improvements to the Premises or to the Building, or (ii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Landlord shall not be in default hereunder, and shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use, of any equipment in connection with the furnishing of any of the foregoing utilities and services, subject to Tenant’s ability to establish a right to abate rent for an interruption in use of such services and utilities under California law. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resource consumption.

16.5        Without the prior written consent of Landlord, which Landlord may refuse in Landlord’s sole discretion, Tenant shall not place or install in the Premises any machine or equipment the weight of which shall exceed the normal load bearing capacity of the floors of the Building; and if Landlord consents to the placement or installation of any such machine or equipment in the Premises, Tenant at its sole cost and expense shall reinforce the floor of the Premises in the area of such placement or installation, pursuant to plans and specifications approved by Landlord and otherwise in compliance with Article 7, to the extent necessary to assure that no damage to the Premises or the Building or weakening of any structural supports will be occasioned thereby.

17.          DEFAULT

17.1        Any failure to pay any Base Rent or Additional Charges as and when due, or any failure to perform or comply strictly with any covenant, condition or representation made under this Lease (including any exhibits hereto), shall constitute a default hereunder by Tenant, subject in the specific instances set forth below to the expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of three (3) business days from the date of written notice from Landlord within which to cure any default in the payment of Base Rent or Additional Charges; provided, however, that Landlord shall not be required to provide such notice regarding Tenant’s failure to make such payments as and when due more than twice in any twelve month period, and any such failure by Tenant after Tenant has received two such notices from Landlord shall constitute a default by Tenant hereunder without any requirement on the part of Landlord to give Tenant notice of such failure. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to any default other than the payment of Base Rent or Additional Charges that cannot reasonably be cured within ten (10) days, the default shall not be deemed uncured if Tenant commences to cure within ten (10) days from Landlord’s notice and continues to prosecute diligently the curing thereof to completion within a reasonable time, but in any event Tenant must complete such cure within sixty (60) days after the date of Landlord’s notice.

17.2        Upon the occurrence of a default by Tenant which is not cured by Tenant within the applicable grace period specified in Section 17.1, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord at law or in equity:

(a)              The rights and remedies provided by California Civil Code Section 1951.2, including, but not limited to, the right to terminate Tenant’s right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid Base Rent and Additional

Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.

(b)              The rights and remedies provided by California Civil Code Section 1951.4, which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; provided, however, if Landlord elects to exercise its remedies under California Civil Code Section 1951.4 and Landlord does not terminate this Lease, and if Tenant requests Landlord’s consent to an Assignment or Sublease at such time Tenant is in default, Landlord shall not unreasonably withhold its consent to such Assignment or Sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession. If Landlord exercises its rights under California Civil Code Section 1951.4, Landlord as attorney-in-fact for Tenant may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and upon such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting: (i) Tenant shall be immediately liable for payment to Landlord of, in addition to Base Rent and Additional Charges due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the Base Rent and Additional Charges owing hereunder for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Base Rent and Additional Charges for the Premises for such period pursuant to such subletting; or (ii) at the option of Landlord, rents received from such subletting shall be applied, first, to payment of any indebtedness other than Base Rent and Additional Charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Rent and Additional Charges as the same become due hereunder. If Tenant has been credited with any rent to be received from such subletting under clause (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under clause (ii) during any month are less than those required to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly within five (5) days following written notice from Landlord. For all purposes set forth in this subsection 17.2(b) and in subsection 17.2(d), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord as attorney-in-fact for Tenant shall be construed as an election on Landlord’s part to terminate this Lease or Tenant’s right to possession unless a written notice of such intention is given to Tenant. No action taken by Landlord pursuant to this subsection 17.2(b) shall be deemed a waiver of any default by Tenant and, notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and dispossess Tenant by giving notice to Tenant in accordance with applicable law.

(c)              The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove all persons and property from the Premises, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds pursuant to applicable California law.

(d)              The right to have a receiver appointed for Tenant upon application by Landlord to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subsections 17.2(b) and 17.2(d).

17.3        Termination of this Lease under this Article 17 and exercise of any remedies of Landlord as provided herein shall not affect or terminate the right of Landlord to enforce any and all indemnities given Landlord by Tenant under the terms of this Lease.

18.          INSOLVENCY OR BANKRUPTCY

The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, shall constitute a breach of this Lease by Tenant. Upon the happening of any such event, this Lease shall automatically terminate without further notice of termination from Landlord to Tenant, provided that Landlord may enforce any of its remedies under Section 17.2, except subsection (b) thereof, and provided further that neither such termination nor exercise of remedies shall affect or terminate the right of Landlord to enforce any and all indemnities given Landlord by Tenant under the terms of this Lease. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

19.          FEES AND EXPENSES; INDEMNITY

19.1 If Tenant shall default in the performance of its obligations under this Lease beyond applicable notice and cure periods, if any, Landlord at any time thereafter and without notice may remedy such default for Tenant’s account and at Tenant’s expense without thereby waiving such default or any rights or remedies of Landlord on account of such default. Except as otherwise specifically provided in this Lease, Tenant shall pay to Landlord within five (5) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord, including without limitation expenditures made and obligations incurred for reasonable counsel fees, in connection with the remedying by Landlord for Tenant’s account pursuant to the immediately preceding sentence; (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 19.2; (c) sums equal to all expenditures made and monetary obligations incurred by Landlord, including without limitation expenditures made and obligations incurred for reasonable counsel fees and disbursements and court costs, in collecting or attempting to collect the Base Rent, any Additional Charges or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, provided that Landlord shall not be entitled to such fees if a court of law determines (after expiration of appeals therefrom) that Landlord’s attempted enforcement was without merit; and (d) all other sums of money accruing from Tenant to Landlord under the provisions of this Lease. Tenant’s obligations under this Section 19.1 shall survive the termination of this Lease.

19.2        Except to the extent of claims or liabilities resulting from the gross negligence or willful misconduct of Landlord or Landlord’s Representatives, Tenant agrees to indemnify Landlord and Landlord’s Representatives, defend against and save Landlord and Landlord’s Representatives harmless from any and all losses, claims, judgments, costs, liabilities, damages and expenses, including without limitation penalties, fines and reasonable counsel fees and disbursements and court costs, incurred in connection with or arising from any cause whatsoever in, on or about the Premises, including without limiting the generality of the foregoing: (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant, or (c) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, and/or (e) any acts, omissions or negligence of Tenant or any person or entity claiming through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, in, on or about the Premises or the Building, either prior to the commencement of, during, or after the expiration of the Term, including without limitation any acts, omissions or negligence in the making or performing of any Alterations. In the event any action or proceeding is brought against Landlord for any claim against which Tenant is obligated to indemnify Landlord hereunder, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s sole expense by counsel selected by Landlord. The provisions of this Section 19.2 shall survive the expiration of this Lease with respect to any claim or liability occurring prior to such expiration or termination.

20.          LIABILITY AND PROPERTY INSURANCE

Tenant shall procure at is cost and expense and keep in effect during the Term workers’ compensation insurance in statutory amounts, employer’s liability insurance in the minimum amounts of $1,000,000 each accident for bodily injury by accident and $1,000,000 each employee for bodily injury by disease with a $1,000,000 limit, and commercial general liability insurance, including contractual liability with a minimum combined single limit of liability of not less than $2,000,000 or such greater amount as Landlord may specify from to time by written notice to Tenant. Such insurance shall name Landlord and Landlord’s authorized agent, Cresleigh Management, Inc. (“Cresleigh”), as additional insureds, shall specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord or Cresleigh, and shall provide that Landlord shall receive thirty (30) days’ written notice from the insurer prior to any cancellation or change of coverage. Tenant shall also procure at its cost and expense and keep in effect during the Term insurance against damage by fire and other perils included within “all-risk” coverage in an amount not less than the full replacement cost of all Alterations in the Premises and all of Tenant’s Property. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date and thereafter at least thirty (30) days before the expiration dates of expiring policies; and in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor. If at any time or from time to time, the insurance coverage specified herein is no longer adequate in the reasonable opinion of Landlord, Tenant shall increase the coverage to the amount specified by Landlord within thirty (30) days after notice from Landlord. Tenant’s compliance with the provisions of this Article 20 shall in no way limit Tenant’s liability under any provisions of Article 19.

21.          LIMITATION OF LANDLORD’S LIABILITY

Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or for any damage or loss of property within the Premises from any causes whatsoever, including theft, unless such damage or loss resulted from Landlord’s gross negligence or willful misconduct.

22.          ACCESS TO PREMISES

Landlord reserves for itself, and any designated agent, representative, employee or contractor, and shall at all times have the right to enter the Premises at all reasonable times to inspect same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Base Rent or Additional Charges, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall also have the right to place for sale and for lease signs on the outside of the Premises and in the Common Areas at any time during the Term. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance in writing by Tenant). Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstance be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

23.          NOTICES

Notices, or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail with a return receipt requested or delivered personally: (a) to Tenant (i) at Tenant’s address set forth in the Basic Lease Information, if sent prior to Tenant’s taking possession of the Premises, or (ii) at the Premises if sent subsequent to Tenant’s taking possession of the Premises, or (iii) at any place where Tenant or any agent, officer or employee of Tenant may be found if sent subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises; or (b) to Landlord at Landlord’s address set forth in the Basic Lease Information; or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article 23. Any such notice or other communication shall be deemed to have been rendered or given two (2) days after the date when it shall have been mailed if sent by certified mail, or upon the date personal delivery is made.

24.          NO WAIVER

No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Base Rent or Additional Charges during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the expiration of the Term by any employee or agent of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. Neither this Lease nor any term or provision of the Lease may be changed, waived, discharged or terminated orally, and no breach of the Lease shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other than the existing or subsequent breach thereof. The consent of Landlord given in any instance under the terms of this Lease shall not relieve Tenant of any obligation to secure the consent of Landlord in any other or future instance under the terms of this Lease.

25.          TENANT’S CERTIFICATES

From time to time upon not less than ten (10) days prior written notice from Landlord, Tenant will execute, acknowledge and deliver to Landlord and, at Landlord’s request, to any prospective purchasers, ground or underlying lessor or mortgagee of any part of or interest of Landlord in the Building, a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Term Commencement Date and Expiration Date of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rent and Additional Charges under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Article 25 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Building. Tenant’s failure to execute and deliver such certificate to Landlord within ten (10) days of Landlord’s written notice shall constitute a certification by Tenant (i) that Tenant has accepted the Premises, (ii) that there are no existing defenses against the enforcement of the obligations of Tenant under the Lease, and (iii) that there are no existing defaults by Landlord in the performance of its obligations under the Lease. In addition, Tenant’s failure to execute and deliver such certificate to Landlord within (10) days of Landlord’s written notice shall constitute a certification by Tenant that the information required in (b), (c), (f) and (g) of this Article 25 to be included in the certificate of Tenant is as indicated by Landlord in writing to any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Building or the land upon which the Building is located, if such a writing is provided by Landlord as a result of Tenant’s failure to timely provide a Tenant’s certificate pursuant to this Article 25.

26.          RULES AND REGULATIONS

Tenant shall faithfully observe and comply and cause Tenant’s contractors, subcontractors, customers, employees, invitees, assignees and subtenants to comply with the rules and regulations attached to this Lease as Exhibit D and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the “Rules and Regulations”). Landlord shall use reasonable efforts to enforce the Rules and Regulations against other tenant or occupant of the Building, provided that in no event shall Landlord be responsible for the nonperformance of the Rules and Regulations by such tenants or occupants. In the event of any express conflict between the terms, covenants, agreements and conditions of this Lease and those of the Rules and Regulations, this Lease shall control.

27.          TAX ON TENANT’S PERSONAL PROPERTY

At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant’s Property and shall upon request by Landlord deliver satisfactory evidence of such payment to Landlord. If the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon Tenant’s Property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the portion thereof resulting from said increase in assessment, as determined from time to time by Landlord.

28.          SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall pay to Landlord and Landlord shall acknowledge receipt of Tenant’s Security Deposit (as defined in Exhibit A attached hereto) for the faithful performance of all terms, covenants and conditions of this Lease. The Security Deposit is specified in the Basic Lease Information, and is further defined, and subject to the terms and conditions, in the Letter of Credit Rider in Exhibit E attached hereto. Tenant agrees that Landlord may, without waiving any of Landlord’s other rights and remedies under this Lease upon the occurrence of any of the events of default described in Article 17 hereof, apply the Security Deposit in whole or in part to remedy any default by Tenant hereunder beyond applicable notice and cure periods, if any. Landlord will within thirty (30) days following the termination hereof return the remaining portion of said sum to Tenant or the last permitted assignee of Tenant’s interest hereunder. Should Landlord use any portion of the Security Deposit to cure any default by Tenant hereunder, Tenant shall forthwith replenish the Security Deposit to the original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. Tenant waives (i) California Civil Code Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary herein, the Security Deposit may additionally be retained and applied by Landlord (a) to offset Rent which is unpaid either before or after termination of this Lease, and (b) against other damages suffered by Landlord before or after termination of this Lease.

29.          DEFAULT BY LANDLORD

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after notice by Tenant to Landlord specifying the nature of the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

30.          BROKERS

Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease excepting only the brokers specified in the Basic Lease Information, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant agrees to indemnity Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expense (including reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant’s dealings with any real estate broker or agent other than as specified in the Basic Lease Information. Landlord acknowledges that Tenant is not responsible for payment of the brokers specified in the Basic Lease Information.

31.          INTENTIONALLY DELETED

32.          AUTHORITY

If Tenant signs as a corporation, limited liability company or a partnership, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that (i) Tenant is a duly authorized and existing entity, (ii) Tenant has and is qualified to do business in California, (iii) Tenant has full right and authority to enter into this Lease, (iv) each person signing on behalf of Tenant is authorized to do so and (v) this Lease is a valid and binding obligation of and enforceable against Tenant. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

33.          SIGNS AND BUILDING NAME

At no additional cost to Tenant, using Building standard signage, Landlord shall identify Tenant as a tenant of the Building on the lobby directory in the ground floor of the Building and on the floor on which the Premises is located. To the extent that such signage is approved by the necessary government agencies, Tenant shall have the right to install tenant signage on the front (north) or back (south) side of the building (“Tenant’s Sign”). Tenant’s Sign shall not exceed three feet by ten feet (3’ x 10’) and must be of a design, and in a location, approved by Landlord in its sole discretion. Upon approval by Landlord of a design and location, and occupancy of the Premises by Tenant, Landlord will submit the signage for approval by the necessary governmental agency. Tenant’s Sign will be at Tenant’s sole cost, including costs of review and approval by any necessary government agency, installation, upkeep and maintenance as deemed necessary by Landlord.

Except as set forth above, Tenant shall not place any sign upon the Premises or Building without Landlord’s prior consent which Landlord may withhold in its sole and absolute discretion. If Landlord consents to a sign proposed by Tenant, Tenant shall comply in all respects with size, design, lettering and material guidelines established by Landlord for such sign. Tenant shall bear the full cost of creating, installing, designing, and removing any signs which are approved by Landlord. Approval by Landlord of one form of sign for Tenant, or for another tenant, does not obligate Landlord to approve any subsequent sign. Landlord reserves the right to require removal of previously approved signs; provide that Tenant shall retain the right to install an approved form of Tenant’s Sign throughout the duration of Tenant’s occupancy of the entire Premises. The name of the Building may be changed from time to time in Landlord’s sole discretion.

34.          PUBLIC TRANSIT INFORMATION AND BICYCLE PARKING

34.1     Tenant shall establish and carry on during the Term a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building and encouraging use of such facilities, and shall comply with all regulations promulgated from time to time by the City of San Francisco with regard to public transit usage, all at Tenant’s sole cost and expense.

34.2     Landlord will provide a locked, secure access bicycle parking area on the Ground Floor of the Building (“Bicycle Parking Area”) for the use of all tenants in the Building. Tenant shall be entitled to receive twenty (20) free passes to the Bicycle Parking Area for the duration of the Lease, and shall be entitled to purchase additional passes to the Bicycle Parking Area at the rate established by Landlord for all tenants of the Building.

34.3     To the extent that Bicycle Parking Area does not have enough room to accommodate the bicycles of Tenant’s employees, Landlord shall use its best efforts to expand the Bicycle Parking Area, or to construct an additional locked, secure access bicycle parking area. Tenant shall notify Landlord of any shortage of bicycle parking for its employees. Tenant’s notice must state the total number of bicycles of its employees which require parking as of the date of the notice, as well as a projected need for further bicycle parking for its employees for the next twelve (12) months so that Landlord may promptly determine how it will accommodate the additional bicycle parking required by Tenant. From the date of such notice by Tenant through the date that Landlord notifies Tenant that sufficient further bicycle parking is available, Tenant’s employees shall be permitted to store their bicycles in the Premises on a daily basis; provided that any employees who do so must use the freight elevator, and must avoid any damage to the elevator, lobby, carpeting, walls and all other areas; and provided further that Tenant shall be responsible for any damage caused by the transport of bicycles to the Premises. Once Landlord creates sufficient additional bicycle parking to accommodate Tenant’s employees, Landlord shall provide written notice of the availability of sufficient bicycle parking, and the right to bring bicycles to the Premises shall terminate. Landlord may change the location of the Bicycle Parking Area, the number or form of the bicycle racks and configuration of the Bicycle Parking Area at any time, in Landlord’s sole discretion.

35.          MISCELLANEOUS

35.1        The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The words used in the neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. If a partnership or more than one legal person is at any time Tenant, (i) each partner and each legal person is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and (ii) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease, including but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

35.2        Each Exhibit to this Lease is and shall be deemed to be an integral part of this Lease and for the avoidance of doubt references to “Basic Lease Information” in this Lease shall mean the Basic Lease Information set out in Exhibit A, as the same may be amended from time to time. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns. Upon the sale, assignment or transfer by Landlord named herein (or by any subsequent landlord) of its interest in the Building or the Premises, Landlord (or any subsequent landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations and liabilities arising subsequent to such sale, assignment or transfer shall be binding upon the grantee, assignee or other transferee of such interest.

35.3        If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

35.4        Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease; and this instrument is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

35.5        This instrument, including the exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or contemporaneous oral promises, agreements or representations except as may be expressly provided herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

35.6        In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable counsel fees.

35.7        Upon the Expiration Date, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in Article 8 hereof, ordinary wear and tear and the provisions of Article 13 excepted.

35.8        Provided that there is not a default by Tenant beyond any applicable notice and cure period, if any, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages and deeds of trust and any ground or underlying leases referred to in Article 11.

35.9        Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) and that no closing off or removal of any windows in the Premises that may be required at any time by any governmental authority shall entitle Tenant to any reduction of the Base Rent or Additional Charges under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

35.10      No surrender of the Premises prior to the expiration of the Term shall be valid unless accepted by Landlord in writing. Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month to month at a monthly Base Rent equal to two hundred percent (200%) of the latest Base Rent payable by Tenant hereunder prior to such expiration (prorated on a monthly basis) together with an amount estimated by Landlord for the monthly Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord’s consent shall constitute a default by Tenant and entitle Landlord to exercise any or all of its remedies as provided in Article 17 hereof, notwithstanding that Landlord may elect to accept one or more payments of Base Rent and Additional Charges from Tenant.

35.11      In the event of any default by Landlord hereunder, Tenant shall look only to Landlord’s interest in the Building for the satisfaction of Tenant’s remedies; and no other property or assets of Landlord or any partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease. Neither Landlord nor any Landlord related party shall be personally liable for any judgment or deficiency. Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and the mortgagee(s) whom Tenant has been notified hold mortgages on the Building or Premises, notice and reasonable time to cure the alleged default.

35.12      Time is of the essence of all provisions of this Lease in which a definite time for performance is specified.

35.13      Tenant shall not record this Lease or any memorandum without Landlord’s prior written consent.

35.14      To the extent permitted by applicable law, Landlord and Tenant hereby waive any right to trial by jury in any proceeding arising out of or related to this Lease.

35.15      Tenant acknowledges that the contents of this Lease and any related documents are confidential information. Tenant shall keep and maintain such information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants.

35.16      Anti-Terrorism Provisions

(i)            Tenant represents and warrants as of the date of this Lease and throughout the Term of this Lease that: (a) Tenant is and will continue to be in compliance with the Anti-Terrorism Laws (as defined below); (b) Tenant is not, and will not be, a Prohibited Person (as defined below); (c) Tenant does not and will not knowingly: (A) conduct any business or engage in any transaction or dealing with any Prohibited Person, or (B) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order 13224 (as defined below); and (d) Tenant has not entered into this Lease directly or indirectly on behalf of, and Tenant is not otherwise acting, directly or indirectly, for or on behalf of any Prohibited Person. Tenant shall promptly notify Landlord if it has reason to believe that any of the foregoing representations and warranties are no longer correct.

(ii)           For the purposes hereof: (a) “Anti-Terrorism Laws” means any laws related to terrorism or money laundering, including Executive Order 13224 and the USA Patriot Act (as defined below), and any regulations promulgated under either of them; (b) “Executive Order 13224” means Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001; (c) “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, bank, joint-stock company, trust, unincorporated organization or government, or an agency or political subdivision thereof; (d) “Prohibited Person” means (A) a Person subject to the provisions of Executive Order 13224; (B) a Person owned or controlled by, or acting for or on behalf of, an entity that is subject to the provisions of Executive Order 13224; (C) a Person with whom Tenant is prohibited from dealing by any of the Anti-Terrorism Laws; (D) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order 13224; (E) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control; or (F) a Person who is affiliated with a Person described in clauses (A) through (E) above; and (e) “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as may be amended from time to time.

(iii)          Tenant shall defend, indemnify, and hold harmless Landlord, its members, trustees and agents and its and their respective employees, officers, directors and members from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representations and warranties.

(iv)          Tenant acknowledges and agrees that, notwithstanding anything to the contrary in this Lease, Landlord may withhold its consent to any Assignment or Sublease of this Lease if the prospective assignee or subtenant is a Prohibited Person.

36.          OPTION TO EXTEND TERM

36.1.       Subject to the provisions, limitations and conditions set forth in this Article 36, Tenant shall have an option (the “Option”) to extend the Term for all of the Premises for one (1) additional three (3) year period (the “Extended Term”).

36.2        If Landlord does not receive written notice from Tenant of its exercise of the Option on a date which is not more than three hundred sixty-five (365) days nor less than two hundred seventy (270) days prior to the end of the initial term of the Lease (the “Option Notice”), all rights under the Option shall automatically terminate and shall be of no further force or effect.

36.3        The initial monthly Base Rent for the Extended Term shall be the then current market rent for the highest and best use for similar space within the competitive market area of the Premises (the “Fair Rental Value”). “Fair Rental Value” of the Premises means the current market rental value of the Premises as of the commencement of the Extended Term, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of the Premises, including the condition and value of existing tenant improvements, and the monthly base rent paid by tenants for premises comparable to the Premises, and located in the competitive market area of the Premises, as reasonably determined by Landlord.

If Landlord and Tenant are unable to agree on the Fair Rental Value for the Extended Term within ten (10) business days of receipt by Landlord of the Option Notice for the Extended Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least five (5) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Rental Value for the Extended Term. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Rental Value for the Extended Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Rental Value. If the two (2) brokers are unable to agree upon the Fair Rental Value within ten (10) days after the second broker has been appointed, the two (2) brokers shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Rental Value. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days’ notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Rental Values submitted by the first two brokers as the Fair Rental Value for the Extended Term, which selection shall be final and binding upon Landlord and Tenant. If either of the first two (2) brokers fails to submit their opinion of the Fair Rental Value within the time frames set forth above, then the single Fair Rental Value submitted shall automatically be the initial monthly Base Rent for the Extended Term.

Upon determination of the initial monthly Base Rent for the Extended Term pursuant to the terms outlined above, Landlord and Tenant shall immediately execute an amendment to the Lease. Such amendment shall set forth among other things, the initial monthly Base Rent for the Extended Term and the actual Term Commencement Date and expiration date of the Extended Term. Tenant shall have no other right to further extend the term of the Lease unless Landlord and Tenant otherwise agree in writing.

36.4        If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then “As-Is” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that it will solely be responsible for any and all brokerage commissions and finder’s fees payable to any broker now or hereafter procured or hired by Tenant or who claims a commission based on any act or statement of Tenant (“Tenant’s Broker”) in connection with the Option; and Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant’s Broker.

36.5        The Option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease and no assignee or subtenant shall have any right under this Article unless Landlord expressly agrees so in writing. At Landlord’s option, all rights of Tenant under the Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default beyond any applicable notice and cure periods at any time during the Term, or is currently in default beyond any applicable notice and cure period of any provision of the Lease; or (2) other than to a Permitted Transferee, Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; or (3) there has occurred a material and adverse change to Tenant’s financial condition; or (4) Tenant has failed to exercise properly the Option in a timely manner in strict accordance with the provisions of this Article; or (5) if the Lease has been terminated earlier, pursuant to the terms of the Lease.

37.          RIGHT TO FIRST NOTICE

37.1  Subject to the provisions, limitations and conditions set forth in this Article 37, Tenant shall have the right to receive notice of the availability of space for lease on the Ground Floor or Second Floor throughout the Term.

37.2  In the event that Landlord desires to lease any portion of the Ground or Second Floor (“Available Space”), during the Term, Landlord shall notify Tenant of the availability of such space. Landlord’s notice may be oral or written, and shall include the basic terms and conditions upon which Landlord is then willing to lease the Available Space. Landlord’s notice may he made within forty-eight (48) hours of making the Available Space publicly available for lease.

37.3  Tenant may submit an offer to lease the Available Space. Landlord may reject or approve any such offer in its sole discretion, regardless of whether Tenant’s offer meets the basic terms and conditions provided by Landlord in its notice. Landlord retains full discretion as to its ultimate determination of whether to lease the Available Space to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:		TENANT:

HV- 645 HARRISON, INC.,		Twilio, Inc.
a California corporation		a Delaware corporation

By:	/s/ L. Lui	By:	/s/ Lee T. Kirkpatrick
Name:	L. Lui	Name:	Lee T. Kirkpatrick
Its:	Pres.	Its:	CFO

Exhibit A

Basic Lease Information

Date:	July 13, 2012

LANDLORD:	HV- 645 HARRISON, INC.
Address:	433 California Street, 7th Floor
San Francisco, California 94104
Telephone: (415) 982-7777
Contact: Lawrence Lui

TENANT:

Address Prior to Occupancy:

Following Occupancy:

645 Harrison Street, Third Floor

San Francisco, California 94104

Telephone: (415) 967-5177

Contact: Lee Kirkpatrick

Article 1                 Premises

Rentable Area of Premises:               38,122 square feet

Rentable Area of Building:                143,455 square feet

Floor of Building:                                 Third Floor (3rd)

Article 2                 Term

Commencement Date: The later to occur of (a) January 1, 2013; and (b) the earlier of (i) the first date on which Tenant conducts business in the Premises pursuant to this Lease, or (ii) fourteen days after Landlord tenders possession of the Leased Premises to Tenant in the condition required under this Lease with the Tenant Improvements substantially completed, which is anticipated to be January 1, 2013.

Expiration Date: Sixty (60) months following the Commencement Date

Article 3                                                   Base Rent

	Annual Base Rent
	per Rentable Square
Period	Foot	Monthly Base Rent

0-12*	$45	$142,957.50
13-24*	$45	$142,957.50
25-36	$48	$152,488.00
37-48	$49	$155,664.83
49-60	$50	$158,841.67

*Base Rent for Months one through twelve shall be payable on 30,000 rentable square feet, and on the full rentable square feet for the remainder of the Term; Rent shall be abated one hundred percent (100%) for the Month one (1) and Month Twelve (12) of the Term.

Exhibit A, Page 1

Article 4                 Tenant’s Share: 26.57%

Base Year:            Calendar Year 2013

Article 28               Security Deposit: $1,000,000 Letter of Credit as provided in the Letter of Credit Rider

Article 30               Brokers

Landlord:              Cornish & Carey

Tenant:                  Jones Lang LaSalle

Exhibit A, Page 2

Exhibit B

Floor Plan

Exhibit B, Page 1

645 HARRISON STREET

THIRD FLOOR

Collins
Henderson, Inc

631 Howard Street, Suite 530
San Francisco, CA 94105
415-777-1000 fax 415-777-2462
www.collinshenderson.com

DATE: JUNE 27, 2012

Exhibit C

Work Letter

This Work Letter sets forth the terms and conditions relating to the initial improvement of the Leased Premises for Tenant. This Work Letter addresses the issues of construction of the initial improvement of the Leased Premises for Tenant All references in this Work Letter to Articles or Sections of “this Lease” shall mean the portions of the Lease to which this Work Letter is attached.

SECTION 1

TENANT IMPROVEMENTS

1.1  The parties have previously agreed on the basic scope of tenant improvements such as are described on Exhibit C-1 (“Basic TI Criteria”) and the agreed-upon Space Plan attached as Exhibit C-2 (“Space Plan”).

1.2  Landlord has retained an architect and engineering consultants of its choice to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, sprinkler and IT engineering work in the Leased Premises (collectively as the “Construction Drawings”). No later than twenty-one (21) days after lease execution, Tenant shall provide Landlord with its specifications for the finishes for the new flooring, large break room/ lounge area, and restrooms. All finishes selected by Tenant must be readily available to avoid any delays in the completion of the Tenant improvements. The information required by Tenant pursuant to this section is referred to as “Tenant Requirements.” All Construction Drawings shall comply with the Basic TI Criteria, Space Plan, Tenant Requirements and the drawing format and specifications reasonably determined by Landlord. Landlord shall provide the Construction Drawings to Tenant upon receipt for Tenant’s confirmation that the Construction Drawings are consistent with the Basic TI Criteria, Space Plan and the Tenant Requirements. If Tenant does not notify Landlord in writing of any objection to the Construction Drawings within five (5) business days of receipt, Landlord will proceed towards obtaining a building permit and necessary approvals for the work.

1.3  Upon approval of the Construction Drawings, the Architect and the Engineers shall complete the architectural and engineering drawings for the Leased Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical, fire life safety, plumbing and telecommunications working drawings in a form which is complete to allow subcontractors to bid on the work and, if not already done, to obtain all applicable permits including a building permit (collectively the “Final Working Drawings”). Landlord shall construct improvements in accordance with the Final Working Drawings (“Tenant Improvements”). Other than any changes required to conform the Final Working Drawings with the Construction Drawings (“Corrective Changes”), Tenant shall make no other changes or modifications to the Final Working Drawings which would require re-submission of plans for review to the building department or other necessary government entity (“Material Change”), and shall make no changes or modifications to the Final Workings Drawings which are not Material Changes (“Non-Material Change”) or Corrective Changes without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, any delay in “Substantial Completion,” as that term is defined in Section 5.1 of this Work Letter caused by such changes or modifications by Tenant to the Final Working Drawings (other than Corrective Changes), or the availability of Tenant’s selected finishes, shall be a Tenant Delay and any increase in the cost of designing or constructing the Tenant Improvements as a result of such changes to the previously approved Final Working Drawings (other than Corrective Changes) shall be at Tenant’s cost. Tenant must present any request for a modification to the Final Working Drawings in writing to Landlord. Within five (5) business days of Tenant’s request, Landlord shall provide Tenant with a statement as to whether the proposed modification constitutes a

Exhibit C, Page 1

Non-Material Change, and if it does, an estimate of the increase in cost of the Tenant Improvements, and the estimated delay in delivery, anticipated due to Tenant’s requested modification. Tenant must withdraw any requested modification which Landlord determines is a Material Change, and for a modification which is a Non-Material Change must notify Landlord within three (3) business days of receipt of Landlord’s notice whether it will withdraw its requested modification. In the event Landlord agrees to proceed with Tenant’s requested Non-Material Change, Tenant shall be responsible for actual increased costs and delays associated with its requested modification regardless of the estimates provided by Landlord.

SECTION 2

CONSTRUCTION OF TENANT IMPROVEMENTS

2.1  Upon completion of the Construction Drawings, Landlord shall apply for a building permit and any other necessary government approvals. The parties acknowledge issuance of a building permit, and receipt of necessary government approvals, are not within either party’s control. Landlord shall notify Tenant of receipt of a building permit and the date anticipated for commencement of Landlord’s Work. If Landlord is unable to obtain a permit, or any other necessary government approval, within three (3) months and twenty-one (21) days after execution of this Lease by both parties, Landlord shall notify Tenant of the same. Tenant shall have the right to terminate this Lease by providing notice to the other party within seven (7) business days of Landlord’s notice, with a return of the Security Deposit to Tenant, and with each side otherwise bearing their own costs and expenses relating to the Lease in every respect. The failure or inability to obtain a permit, or other necessary government approval, within the time specified above shall not constitute a default under the Lease.

2.2  Upon receipt of a building permit, Landlord shall retain a licensed contractor of its choice (“Contractor”) to construct the Tenant Improvements in accordance with the Final Working Drawings. Landlord shall cause the Contractor to construct the Tenant Improvements in accordance with the Final Working Drawings and all Laws in a good and workmanlike manner. Landlord shall deliver the Leased Premises to Tenant promptly upon Substantial Completion of the Tenant Improvements. Tenant shall have one year after Substantial Completion within which to notify Landlord of any construction defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such construction defect within sixty (60) days thereafter.

SECTION 3

TENANT COSTS

Landlord shall construct, at its cost (except as specifically set forth herein) the Tenant Improvements described in the Final Working Drawings. Landlord shall not be responsible for the costs of the Tenant Improvements to the extent that such costs are incurred by Landlord as a result of changes, other than Corrective Changes, requested by Tenant (subject to Landlord’s approval of the same) to the Final Working Drawings, (any such amounts are referred to herein as the “Tenant Costs”). Tenant Costs will be paid by Tenant to Landlord within thirty (30) days after Substantial Completion of the Tenant Improvements and submission of a final accounting of the cost of the Tenant Improvements and any Tenant Costs, taking into account any savings achieved due to Tenant changes to the Final Working Drawings.

SECTION 4

TENANT’S COVENANTS

Tenant shall cooperate with Landlord with respect to construction of the Tenant Improvements, Tenant shall timely comply with all Time Deadlines set forth in this Work Letter and Tenant shall promptly reply to any other requests for information or approval Landlord may make with respect to the Tenant Improvements.

Exhibit C, Page 2

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;

5.1          As used herein “Substantial Completion” means that the Tenant Improvements have been completed, as reasonably determined by Architect, with a Certificate of Occupancy granted from the City of San Francisco, with the exception of any (a) punch list items including minor details of construction and mechanical adjustments that will not materially adversely affect Tenant’s use and occupancy of the Premises that can be reasonably completed within thirty (30) days thereafter, and (b) any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant.

5.2          Except as provided in this Section 5.2, the Commencement Date shall occur as set forth in the Lease. If and to the extent there are delays in the Substantial Completion of the Tenant Improvements or in the occurrence of any of the other conditions precedent to the Commencement Date, as set forth in of the Lease, to the extent resulting from:

5.2.1  Tenant’s failure to respond to Landlord or provide required information to Landlord within the time periods set forth in this Work Letter;

5.2.2  A breach by Tenant of the terms of this Work Letter or the Lease that continue beyond applicable notice and cure periods;

5.2.3  Tenant’s requested changes, other than Corrective Changes, in the Final Working Drawings;

5.2.4  Tenant’s decision to require materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvements, as set forth in the Lease, after notice by Landlord of the same;

5.2.5  Tenant’s request for changes, other than Corrective Changes, to the Final Work Drawings previously approved by Tenant and Landlord that involve changes to the base Building shell and core;

5.2.6  Any failure by Tenant to timely pay any Tenant Costs; or

5.2.7  Any other acts or omissions of Tenant, or its agents, or employees that continues for more than three (3) business days after written notice from Landlord;

(individually and collectively, “Tenant Delay”) then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Tenant Improvements, the date of Substantial Completion of the Leased Premises shall be deemed to be the date the Substantial Completion of the Tenant Improvements would have occurred if no Tenant Delay(s), as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

6.1  Tenant’s Representative. Tenant has designated Lee Kirkpatrick as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

Exhibit C, Page 3

6.2  Landlord’s Representative. Landlord has designated Todd Motoyama as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

6.3  Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, upon written notice to Tenant of such default, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Work Letter), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be suspended until such time as such default is cured pursuant to the terms of the Lease.

6.4. Common Area Improvements. Landlord, at its sole cost and expense, plans to complete improvements to the common area of the Building, including the Lobby, and will use its best efforts to do so.

Exhibit C, Page 4

Exhibit C-1

Basic Tenant Improvement Criteria

Landlord and Tenant agree that the Tenant Improvements shall include the basic following criteria:

(a) painting of the interior walls with Tenant having the ability to select accent colors;

(b) new flooring (either carpet, polished concrete or other similarly priced flooring materials to be determined by Tenant) throughout the Premises;

(c) new interior lighting consistent with other open office, high-tech buildings in and around the SoMa area for like-kind buildings;

(d) HVAC to the floor and basic distribution for an open plan user with sufficient HVAC capacity to support high-tech density (i.e., 125 sq. ft. per person);

(e) improvements including: one (1) large boardroom with full height glass wall to accommodate 20-30 people; three (3) medium conference rooms to accommodate 10-12 people with glass walls, sidelights or a window; twenty-five (25) small conference rooms to accommodate 4-6 people with glass sidelights and/or glass walls; one (1) large break room/lounge area for employees which will double as an “all employee meeting area with necessary power distribution for tenant to install a projector screen, and a kitchen equipped with dishwasher, sink, garbage disposal and large refrigerator; finishes to be approved by Tenant; an upgrade to existing restrooms to include new finishes, lighting and two (2) shower rooms with changing facilities/lockers; ten (10) phone rooms intended for small two (2) person private phone conversations distributed broadly across the entire Premises; and

(f) double pane window wall in front of existing windows along south side of Premises to mitigate freeway noise.

Exhibit C, Page 5

Exhibit C-2

Space Plans

Exhibit C, Page 6

WORK AREA 8
WORK AREA 1
LOUNGE 1
OFFICE
TEL BOOTH
BIG OFFICE
WAITING
LOUNGE 2
WORK AREA 2
WORK AREA 7
WORK AREA 6
WORK AREA 3
WORK AREA 5
WORK AREA 4
OFFICE STATION 1
COFFEE STATION 2
BANQ RM/ COFFEE 3

LEGEND

PROPOSED THIRD LEVEL FLOOR PLAN

WARD-YOUNG

645 HARRISON STREET

ADA UPGRADE AND OFFICE T.I.

645 HARRISON STREET
San Francisco, California

1/8"=1'-0"

JULY 13, 2012 PROGRESS

PROPOSED
THIRD LEVEL
FLOOR PLAN

A2.3

Exhibit D

Rules and Regulations

1.             Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may in Landlord’s judgment appear unsightly from outside the Premises or from outside the Building.

2.             The Building directory located in the Building lobby as provided by Landlord shall be available to Tenant solely to display names and locations in the Building. The display and the quantity of names to be listed shall be as directed by Landlord.

3.             The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant for any purposes other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Building. Neither Tenant nor any employees or invitees of any tenant shall go upon the roof of the Building.

4.             The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

5.             Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

6.             No cooking shall be done or permitted by Tenant on the Premises, other than in a microwave oven installed in the kitchen constructed during the initial build-out of the Premises. The Premises shall not be used for lodging.

7.             Tenant shall not bring upon, use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

8.             Tenant shall not allow any of its owners, employees, agents, visitors, clients or invitees to smoke in the Premises or the Building.

9.             Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

10.          Upon the termination of the tenancy, Tenant shall deliver to the Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished by Landlord. In the event of the loss of any keys so furnished, Tenant shall pay the Landlord therefor. Tenant shall not make or cause to be made any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any additional such keys over and above the two sets of keys furnished by Landlord.

Exhibit D, Page 1

11.          Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

12.          No furniture, packages, supplies, equipment or merchandise will be received in the Building, or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by the Landlord.

13.          Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

14.          Without the prior written consent of Landlord, Tenant shall not use the name of the Building or any picture of the Building in connection with or in promoting or advertising the business of Tenant except Tenant may use the address of the Building as the address of its business.

15.          Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises and the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls. Tenant shall keep corridor doors closed.

16.          Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

17.          Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

18.          Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

19.          Tenant shall allow no animals or pets to be brought or to remain in the Building or any part thereof.

20.          Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Building.

Accordingly:

(a)           Landlord may at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Building identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

(b)           Landlord may at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, employ other security measures, such as, but not limited to, the search of all persons, parcels, packages, etc., entering and leaving the Building, the evacuation of the Building, and the denial of access of any person to the Building.

(c)           Tenant hereby assents to the exercise of the above discretion by Landlord and its agents, whether done acting under reasonable belief of cause or for drills regardless of whether or not such action shall in fact be warranted and regardless of whether any such action is applied uniformly or is aimed at specific persons whose conduct is deemed suspicious.

Exhibit D, Page 2

(d)           The exercise of such security measures and the resulting interruption of service and cessation or loss of Tenant’s business, if any, shall never be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages or relieve Tenant from Tenant’s obligations under this Lease.

(e)           Tenant agrees that it and its employees will cooperate fully with Building employees in the implementation of any and all security procedures.

(f)            Such security measures shall be the sole responsibility of Landlord and Tenant shall have no liability for action taken by Landlord in connection therewith.

21.          Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

22.          Tenant shall not make or permit any loud or improper noises in the Premises or the Building or otherwise interfere in any way with other tenants in the Building.

23.          Tenant, or the employees, agents, servants, visitors or licensees of Tenant, shall not, at any time or place, leave or discard rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.

24.          Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgment of the Landlord will not do damage to the floors, structure and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Tenant.

25.          Tenant agrees to be responsible for maintenance and cleaning of the Building standard window coverings in the Premises.

26.          The requirements of Tenant will be attended to only upon application at the office of the Building. Employees of Landlord and service contractors shall not perform any work for tenants outside of their regular duties, unless under special instructions from the office of the Building.

27.          Landlord reserves the right to modify, amend or rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the Leased Premises, the preservation of good order therein and the protection and comfort of the tenants in the Building and their agents, employees and invitees, which rules and regulations when modified, amended or made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.

Exhibit D, Page 3

LETTER OF CREDIT RIDER

This Letter of Credit Rider (“Letter of Credit Rider”) is made and entered into by and between HV-645 Harrison, Inc., a California corporation (“Landlord”), and Twilio, Inc., a Delaware corporation (“Tenant”), and is dated as of the date of the Office Lease (“Lease”) by and between Landlord and Tenant to which this Letter of Credit Rider is attached. The agreements set forth in this Letter of Credit Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Letter of Credit Rider are inconsistent with the terms of the Lease, the terms of this Letter of Credit Rider shall control.

1.             Concurrently with Tenant’s execution of the Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under the Lease and to compensate Landlord for all losses and damages Landlord may suffer under the Lease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), in the form attached hereto as Exhibit 1 and containing the terms required herein, running in favor of Landlord issued by a solvent, nationally recognized commercial bank (the “Bank”) that is acceptable to Landlord in its sole discretion and (1) is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (2) has a long term rating of B or higher as rated by Moody’s Investors Service and/or A or higher as rated by Standard & Poor’s, and Fitch Ratings Ltd (Fitch), under the supervision of the Superintendent of Banks of the State of California, or a national banking association (the “Letter of Credit Issuer Requirements”), in the amount of One Million Dollars ($1,000,000.00) (the “Letter of Credit Amount”). Landlord approves Silicon Valley Bank for the purpose of the Letter of Credit provided that it will issue a letter of credit in a form acceptable to Landlord. Subject to the terms of Section 6 below, Tenant shall have the right to reduce the face amount of the Letter of Credit by $200,000.00 after the twelfth (12th) month of the initial Lease Term, and on every subsequent anniversary of the Lease if Tenant has not breached any provision of the Lease, and failed to cure such breach within the applicable cure period, at any time prior to such reduction. In the event that Tenant breaches any provision of the Lease, and fails to cure such breach within the applicable cure period, Landlord shall have the right to require restoration of the Letter of Credit to the Letter of Credit Amount.

2.             The Letter of Credit shall be (i) at sight, irrevocable and unconditional, (ii) maintained in effect for the period from the Lease execution and continuing until December 31, 2018 (the “Letter of Credit Expiration Date”), (iii) subject to the International Standby Practices 1998, International Chamber of Commerce Publication #590, (iv) fully assignable by Landlord, and (v) permit partial draws. Tenant shall be obligated to ensure that the Letter of Credit remains continually in place until the Letter of Credit Expiration Date. To the extent that Landlord agrees to accept a Letter of Credit which by its terms will expire prior to the Letter of Credit Expiration Date or the Letter of Credit will terminate for any reason, Tenant is obligated to deliver to Landlord a certificate of renewal or extension to Landlord at lease thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord. In addition to the foregoing, the form and terms of the Letter of Credit shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit (1) upon the presentation to the Bank of Landlord’s (or Landlord’s then managing agent’s) written statement that such amount is due to Landlord under the terms and conditions of the Lease, or (2) in the event Tenant, as applicant, shall have failed to provide to Landlord a new or renewal Letter of Credit satisfying the terms of this Letter of Credit Rider at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, (3) Tenant has filed a voluntary petition under the Federal Bankruptcy Code or (4) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, it being understood that if Landlord or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company), an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity) and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement. Upon final determination of the Commencement Date of the Lease, Tenant may provide a replacement letter of credit meeting all of the requirements herein but which provides for a Letter of Credit Expiration Date which is ninety (90) days after the Expiration Date of the Lease.

Exhibit E, Page 1

3.             The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

4.             If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Letter of Credit Rider, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Article 17 of the Lease, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, a renewal thereof or substitute letter of credit, as applicable, shall be delivered to Landlord not later than thirty (30) days prior to the expiration of the Letter of Credit, which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Letter of Credit Rider, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Letter of Credit Rider, and the proceeds of the Letter of Credit may be drawn by Landlord as a cash security deposit, and applied by Landlord for Tenant’s failure to fully and faithfully perform all of Tenant’s obligations under this Lease and against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will sutler under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets.

5.             Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit in the event Tenant fails to fully and faithfully perform all of Tenant’s obligations under this Lease and to compensate Landlord for all losses and damages Landlord may suffer under the Lease and Landlord may, at any time, but without obligation to do so, and without notice, draw upon the Letter of Credit, in part or in whole, for such purposes. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

6.             Notwithstanding anything to the contrary herein, if at any time the Letter of Credit Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its sole discretion, then Tenant shall within five (5) days of written notice from

Exhibit E, Page 2

Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Lease, including without limitation, the Letter of Credit Issuer Requirements. Notwithstanding anything in this Lease to the contrary, Tenant’s failure to replace the Letter of Credit and satisfy the Letter of Credit Issuer Requirements within such 5-day period Landlord shall constitute a material default for which there shall be no notice or grace or cure periods being applicable thereto. In addition and without limiting the generality of the foregoing, if the issuer of any letter of credit held by Landlord is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Letter of Credit Rider, and Tenant shall within five (5) days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Letter of Credit Rider and that meets the Letter of Credit Issuer Requirements (and Tenant’s failure to do so shall, notwithstanding anything in this Letter of Credit Rider or the Lease to the contrary, constitute a material default for while there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid 5-day period).

7.             Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

Exhibit E, Page 3

EXHIBIT 1 TO LETTER OF CREDIT RIDER

Contact Phones:

IRREVOCABLE STANDBY LETTER OF CREDIT

, 20	Our irrevocable standby Letter of Credit:
Beneficiary:	No.
[ insert correct LANDLORD ENTITY]	Applicant:
Attn: [insert RVP’s NAME]
[insert RVP address]
Amount: Exactly USD $1,000,000 and 00/100
Dollars)
Final Date of Expiration: December 31, 2018

We (the “Bank”) hereby issue our irrevocable standby Letter of Credit No.                         in Beneficiary’s favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $1,000,000. This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause: “Drawn under                                 [INSERT NAME OF BANK] Letter of Credit No.                     ” and accompanied by the following:

1.             Beneficiary’s signed certification purportedly signed by an authorized officer or agent stating:

(A)          “Beneficiary, as landlord, is now entitled to draw upon this Letter of Credit pursuant to the terms and conditions of that certain lease agreement dated                           for premises located at 645 Harrison Street, San Francisco, California”; or

(B)          “The Bank has notified us that this Letter of Credit will not be extended beyond the current expiration date of this Letter of Credit and Applicant has not delivered to Beneficiary at least thirty (30) days prior to the current expiration of this Letter of Credit a replacement Letter of Credit satisfactory to Beneficiary.”

(C)          “Tenant has filed a voluntary petition under the Federal Bankruptcy Code;” or

(D)          “An involuntary petition has been filed against Tenant under the Federal Bankruptcy Code.”

2.             The original of this Letter of Credit.

Special conditions:

Partial draws under this Letter of Credit are permitted. Notwithstanding anything to the contrary contained herein, this Letter of Credit shall expire permanently without renewal on December 31, 2018.

We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us of the documents described in Paragraph 1 above on or before the expiration date of this Letter of Credit, without inquiry as to the accuracy thereof and regardless of whether Applicant disputes the content of any such documents or certifications.

This Letter of Credit is transferable and any such transfer may be effected by us, provided that you deliver to us your written request for transfer in form and substance reasonably satisfactory to us. Beneficiary may, at any

Exhibit E, Page 4

time and without notice to Applicant and without first obtaining Applicant’s consent thereto, transfer all or any portion of Beneficiary’s interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Beneficiary of Beneficiary’s rights and interests in and to the Lease. The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.

Except so far as otherwise expressly stated, this documentary credit is subject to the International Standby Practices 1998, International Chamber Of Commerce Publication No. 590.

By:
Authorized signature

Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.

Exhibit E, Page 5

First Amendment to Office Lease

This First Amendment to Office Lease (the “Amendment”) is made and entered into as of April 16th, 2014 by and between HV-645 Harrison Inc., a California corporation (“Landlord”), and Twilio, Inc., a Delaware corporation (“Tenant”), with reference to the following facts.

Recitals

A.            Landlord and Tenant entered into that certain Office Lease dated July 13, 2012, (“Lease”) for the leasing of certain premises consisting of approximately 38,122 rentable square feet on the third (3rd) floor of the Building (as defined in the Lease) located at 645 Harrison Street, San Francisco, California (3rd floor space referred to as “Original Premises”) as such Original Premises are more fully described in the Lease.

B.            Landlord and Tenant now wish to amend the Lease to provide for, among other things, the expansion of the Original Premises to include those certain premises consisting of approximately 12,562 rentable square feet located on the second (2nd) floor of the Building (the “2nd Floor Expansion Premises”), which are depicted on the Building plan attached hereto and made a part hereof as Exhibit A, all upon and subject to each of the terms, conditions, and provisions set forth herein. The 2nd Floor Expansion Premises consists of 10,599 rentable square feet of general office space (“EP Office”) and 1,963 rentable square feet of kitchen space (“EP Kitchen”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.             Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.             Premises:

2.1          Commencing upon Landlord’s delivery of the 2nd Floor Expansion Premises with the tenant improvements required pursuant to Paragraph 8 below, estimated to be on or about November 15, 2014, (the “2nd Floor EP Commencement Date”), the Original Premises shall be expanded to include the 2nd Floor Expansion Premises. If Landlord cannot deliver to Tenant possession of the 2nd Floor Expansion Premises on the 2nd Floor EP Commencement Date, Landlord shall neither be subject to any liability nor shall the validity of the Lease be affected and the Lease Term applicable to the 2nd Floor Expansion Premises shall commence on the date possession is tendered. In the event that Landlord is unable to deliver the 2nd Floor Expansion Premises by February 1, 2015, Tenant shall have the option to: (a) terminate this Amendment with Landlord’s sole responsibility to be to return Tenant’s check for the first month’s rent and Letter of Credit required pursuant to Paragraph 4 below; or (b) wait for Landlord’s delivery of the 2nd Floor Expansion Premises. In the event that Tenant elects option (b), Landlord shall continue to use commercially reasonable efforts to deliver the 2nd Floor Expansion Premises to Tenant. Tenant’s option shall be continuing from February 1, 2015 until Landlord’s delivery of the 2nd Floor Expansion Premises.

2.2          For purposes of the Lease, from and after the 2nd Floor EP Commencement Date, the “Premises” as defined in Section 1 of the Lease shall mean and refer to the aggregate of the Original Premises and the 2nd Floor Expansion Premises consisting of a combined total of approximately 50,684 rentable square feet. Accordingly, from and after the 2nd Floor EP Commencement Date, all references in this Amendment and in the Lease to the term “Premises” shall mean and refer to the Original Premises and the 2nd Floor Expansion Premises. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the 2nd Floor EP Commencement Date, the rentable square footage area of the Premises shall be conclusively deemed to be 50,684 rentable square feet and Tenant’s Share shall be amended as provided below.

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3.             Term: Landlord and Tenant hereby agree that the Expiration Date of the Term of the Lease applicable to both the Original Premises and 2nd Floor Expansion Premises shall be April 30, 2018, unless sooner terminated pursuant to the terms of the Lease.

4.             Security Deposit and First Month Rent: Upon execution of this amendment, Tenant shall deliver a check for the first month rent due under this Amendment and a Letter of Credit in the amount of $170,273.76 (“Second LOC”). Exhibit A of the Lease shall be modified to list the Second LOC as an additional part of the Security Deposit. The Second LOC shall be governed by paragraph 28 of the Lease, and all other applicable provisions relating to the Security Deposit. The Second LOC shall further be governed by Exhibit E, the Letter of Credit Rider, with the exception of the provisions in Paragraph 1 allowing for reduction of the Letter of Credit Amount.

5.             Base Rent: Monthly Base Rent for the 2nd Floor Expansion Premises shall be as set forth below and Tenant shall pay to Landlord monthly Base Rent for the 2nd Floor Expansion Premises, as and when set forth in the Lease for the payment of Base Rent (provided, in the event the 2nd Floor EP Commencement Date does not occur on the first (1st) day of a calendar month, monthly Base Rent for such partial month shall be prorated upon a daily basis based upon the number of days in the calendar month in which the 2nd Floor EP Commencement Date does occur):

	2nd Floor Expansion	2nd Floor Expansion
	Premises Annual Base	Premises Monthly
Months of Term	Rent	Base Rent

	$582,945 EP Office	$48,578.75 EP Office
2nd Floor EP Commencement Date - 12	+ $98,150 EP Kitchen	+$8,179.17EP Kitchen
	$681,095 Total	$56,757.92 Total

	$593,544 EP Office	$49,462.00 EP Office
13 - 24	+ $100,113 EP Kitchen	+$8,342.75 EP Kitchen
	$693,657 Total	$57,804.75 Total

	$604,143 EP Office	$50,345.25 EP Office
25 — 36	+ $102,076 EP Kitchen	+$8,506.33 EP Kitchen
	$ 706,219 Total	$ 58,851.58 Total

	$614,742 EP Office	$51,228.50 EP Office
37 — April 30, 2018	+ $104,039 EP Kitchen	+$8,669.92 EP Kitchen
	$ 718,781 Total	$ 59,898.42 Total

6.             Delivery of 2nd Floor Expansion Premises: Landlord shall use commercially reasonable efforts to deliver the 2nd Floor Expansion Premises to Tenant by November 15, 2014.

7.             Condition of the 2nd Floor Expansion Premises: Subject to the provisions of Section 2 above and Article 1 of the Lease, as a condition to Tenant accepting the Expansion Premises on the 2nd Floor EP Commencement Date Landlord shall deliver to Tenant possession of the 2nd Floor Expansion Premises in the present condition and state of repair as of the date of this Amendment, vacant and broom clean, “AS IS”, and Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the 2nd Floor Expansion Premises except as

2

expressly provided herein. Subject to the terms of Article 1 of the Lease, (i) by taking possession of the 2nd Floor Expansion Premises, Tenant shall be deemed to have accepted the 2nd Floor Expansion Premises in good condition and state of repair, (ii) except as provided herein, Tenant expressly acknowledges and agrees that neither Landlord nor any of Landlord’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the 2nd Floor Expansion Premises for the conduct of Tenant’s business or for any other purpose, including without limitation, any storage incidental thereto, or for any other purpose and (iii) any exception to the foregoing provisions must be made by express written agreement signed by both parties. Any Alterations to the 2nd Floor Expansion Premises require Landlord’s approval, which it may withhold in its sole and absolute discretion.

8.             Tenant Improvements: In the EP Office, Landlord shall install new carpeting, lighting and paint throughout the 2nd Floor Expansion Premises in a building standard color and quality. In the EP Kitchen, Landlord shall install new vinyl flooring, new paint, new lighting, new refrigerator, Dishwasher, 27K new faucets in the showers and new countertops in a building standard color and/ or quality. The work described herein shall be completed prior to Tenant’s occupancy of the 2nd Floor Expansion Premises.

9.             Tenant’s Representations and Warranties: Tenant hereby represents and warrants to Landlord that as of the date of this Amendment the following, each of which shall survive the execution of this Amendment:

A.            Tenant has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease, Tenant’s leasehold estate, the Original Premises, any other rights, title, interest under or arising by virtue of the Lease, or of any claim, demand, obligation, liability, action or cause of action arising from or pursuant to the Lease or arising from any rights of possession arising under or by virtue of the Lease or leasehold estate.

B.            The person or entity executing this Amendment on behalf of Tenant has the full right and authority to execute this Amendment on behalf of said party and to bind said party without the consent or approval of any other person or entity.

C.            Tenant has the full power, capacity, authority and legal right to execute and deliver this Amendment.

D.            This Amendment is legal, valid and binding upon Tenant, and this Amendment is enforceable in accordance with its terms.

E.            Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially, all of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing to its inability to pay its debts as they become due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

10.          Landlord’s Representations and Warranties: Landlord hereby represents and warrants to Tenant that as of the date of this Amendment the following, each of which shall survive the execution of this Amendment:

A.            Landlord has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease, Landlord’s fee simple estate, the Original Premises, any other rights, title, interest under or arising by virtue of the Lease, or of any claim, demand, obligation, liability, action or cause of action arising from or pursuant to the Lease or arising from any rights of possession arising under or by virtue of the Lease or leasehold estate.

B.            The person or entity executing this Amendment on behalf of Landlord has the full right and authority to execute this Amendment on behalf of said party and to bind said party without the consent or approval of any other person or entity.

C.            Landlord has the full power, capacity, authority and legal right to execute and deliver this Amendment.

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D.            This Amendment is legal, valid and binding upon Landlord, and this Amendment is enforceable in accordance with its terms.

E.            The consent or approval by any lender whose loan is secured by the Building is not required for the execution and delivery of this Amendment by Landlord.

11.          Tenant’s Share of Excess Expenses and Excess Taxes: As of the 2nd Floor EP Commencement Date, the Lease shall be modified to provide that Tenant’s Share of Excess Expenses and Excess Taxes (as defined in the Lease) shall be increased to 35.33% (26.57% allocable to the Original Premises, and 8.76% allocable to the 2nd Floor Expansion Premises). The Base Year for the 2nd Floor Expansion Premises shall be calendar year 2015. The Base Year for the Original Premises shall be as provided in the original lease.

12.          Right of First Refusal: Subject to the provisions, limitations and conditions set forth in this Amendment, Tenant shall have the right to receive notice of the availability of space for lease on the Fourth Floor throughout the Term. In the event that Landlord desires to lease any portion of the Fourth Floor, during the Term, Landlord shall notify Tenant of the availability of such space and the terms and conditions upon which Landlord is willing to lease the space (“Landlord’s Notice”). In the event that Tenant is not in default under the Lease, and has not been in default during the previous twelve (12) months, Tenant shall have the right of first refusal to lease the space as provided herein. Tenant must accept Landlord’s terms and conditions for the space seven (7) business days after receipt of Landlord’s Notice. Failure to accept Landlord’s terms and conditions within the stated time frame shall terminate any rights under this provision. Landlord shall not have any obligation to negotiate or modify the terms and conditions stated in the Landlord’s Notice.

13.          Insurance: Tenant shall deliver to Landlord, upon execution of this Amendment, a certificate of insurance evidencing that the 2nd Floor Expansion Premises are included within and covered by Tenant’s insurance policies required to be carried by Tenant pursuant to the Lease.

14.          Brokers: Tenant represents and warrants that Tenant has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Jones Lang LaSalle. Tenant is responsible for payment of any commission or compensation to Jones Lang LaSalle. If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities, including attorneys’ fees and costs (collectively, “Claims”) with respect thereto. Landlord represents and warrants that Landlord has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment. If Landlord has dealt with any person, real estate broker or agent with respect to this Amendment, Landlord shall be solely responsible for the payment of any fee due to said person or firm and Landlord shall indemnify, defend and hold Tenant free and harmless against any Claims with respect thereto.

15.          Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

16.          Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

17.          Successors and Assigns: Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

18.          Confidentiality: Tenant shall not disclose any correspondence, communications or other information on any matters related to this Amendment, including, without limitation, the terms of this Amendment; provided, however, that Tenant may disclose the same (a) to its attorneys, accountants, lenders, prospective

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lenders, partners, prospective partners, contractors and architects, and (b) to the extent required by law or information that is a matter of public record.

19.          Incorporation: The terms and provisions of the Lease and any exhibits attached hereto are hereby incorporated in this Amendment.

20.          Entire Agreement: This Amendment constitutes the entire understanding of the parties with respect to the subject matter in this Amendment and all prior agreements, representations, and understandings between the parties with respect thereto, whether oral or written, are deemed null, all of the foregoing having been merged into this Amendment. The parties acknowledge that each party and/or its counsel have reviewed and revised this Amendment and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Amendment or any amendments or exhibits to this Amendment or any document executed and delivered by either party in connection with this Amendment.

21.          Severability: If for any reason any provision of this Amendment shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Amendment.

22.          Counterparts: This Amendment may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

“Landlord”

HV-645 HARRISON, INC.,
an California corporation

By:	/s/ James E. M. Evans
Name:	James E. M. Evans
Its:	CFO

“Tenant”

TWILIO, INC.,
a Delaware corporation

By:	/s/ Lee T. Kirkpatrick
Name:	Lee T. Kirkpatrick
Its:	CFO

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Exhibit A

Description of 2nd Floor Expansion Premises

[To Be Attached]

Exhibit B

ocuSign Envelope ID: 022815F2-F27E-4458-95AC-8F5778379A60

VASSAR PLACE
HARRISON STREET

645 HARRISON STREET
SAN FRANCISCO, CALIFORNIA

ISSUES / REVISIONS

MODIFIED PLAN

SHEET TITLE

TENANT PLAN
SECOND FLOOR

SHEET NUMBER

ID-2.1